EXHIBIT 10.1

CREDIT AGREEMENT

DATED AS OF NOVEMBER 1, 2010

AMONG

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.,
AS BORROWER

AND

KEYBANK NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT

KEYBANC CAPITAL MARKETS
AS CO-LEAD ARRANGER

AND

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,
AS LENDERS

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

ARTICLE II THE CREDIT

19

2.1.

Generally

19

2.4.

Termination or Increase in Aggregate Commitment

20

2.5.

Addition of Qualifying Unencumbered Properties

20

2.6.

Unused Fee

21

2.7.

Other Fees

21

2.8.

Mandatory Principal Payments

21

2.9.

Optional Principal Payments

22

2.10.

Final Principal Payment

22

2.11.

Method of Selecting Types and Interest Periods for New Advances

22

2.12.

Conversion and Continuation of Outstanding Advances

23

2.13.

Changes in Interest Rate, Etc

23

2.14.

Rates Applicable After Default

23

2.15.

Method of Payment

24

2.16.

Notes; Telephonic Notices

24

2.17.

Interest Payment Dates; Interest and Fee Basis

24

2.18.

Swingline Advances

25

2.19.

Notification of Advances, Interest Rates and Prepayments

25

2.20.

Lending Installations

26

2.21.

Non-Receipt of Funds by the Administrative Agent

26

2.22.

Replacement of Lenders under Certain Circumstances

26

2.23.

Usury

26

ARTICLE III CHANGE IN CIRCUMSTANCES

31

3.1.

Yield Protection

31

3.2.

Changes in Capital Adequacy Regulations

32

3.3.

Availability of Types of Advances

32

3.4.

Funding Indemnification

33

3.5.

Taxes

33

3.6.

Lender Statements; Survival of Indemnity

34

ARTICLE IV CONDITIONS PRECEDENT

35

4.1.

Initial Advance

35

4.2.

Each Advance and Issuance

36

ARTICLE V REPRESENTATIONS AND WARRANTIES

37

5.1.

Existence

37

5.2.

Authorization and Validity

37

5.3.

No Conflict; Government Consent

37

5.4.

Financial Statements; Material Adverse Effect

37

5.5.

Taxes

37

5.6.

Litigation and Guarantee Obligations

38

5.7.

Subsidiaries; Investment Affiliates

38

5.8.

ERISA

38

5.9.

Accuracy of Information

38

5.10.

Regulation U

38

5.11.

Material Agreements

38

5.12.

Compliance With Laws

38

5.13.

Ownership of Properties

39

5.14.

Investment Company Act

39

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5.15.

Affiliate Transactions

39

5.16.

Solvency

39

5.17.

Insurance

39

5.18.

REIT Status

39

5.19.

Environmental Matters

40

5.20.

Intellectual Property

41

5.21.

Broker’s Fees

41

5.22.

Qualifying Unencumbered Properties

41

5.23.

No Bankruptcy Filing

41

5.24.

No Fraudulent Intent

41

5.25.

Transaction in Best Interests of Borrower and Subsidiary Guarantors; Consideration

41

5.26.

Subordination

42

5.27.

Tax Shelter Representation

42

5.28.

Anti-Terrorism Laws

42

5.29.

Survival

43

ARTICLE VI COVENANTS

43

6.1.

Financial Reporting

43

6.2.

Use of Proceeds

45

6.3.

Notice of Default

45

6.4.

Conduct of Business

45

6.5.

Taxes

46

6.6.

Insurance

46

6.7.

Compliance with Laws

46

6.8.

Maintenance of Properties

46

6.9.

Inspection

46

6.10.

Maintenance of Status; Modification of Formation Documents

46

6.11.

Dividends

46

6.12.

Merger; Sale of Assets

46

6.13.

Delivery and Release of Subsidiary Guaranties

47

6.14.

Sale and Leaseback

47

6.15.

Acquisitions and Investments

47

6.16.

Liens

48

6.17.

Affiliates

48

6.18.

Swap Contracts

48

6.19.

Variable Interest Indebtedness

48

6.20.

Consolidated Tangible Net Worth

49

6.21.

Indebtedness and Cash Flow Covenants

49

6.22.

Environmental Matters

49

6.23.

Permitted Investments

50

6.24.

Prohibited Encumbrances

50

6.25.

Further Assurances

51

6.26.

Distribution of Income to the Borrower

51

6.27.

More Restrictive Agreements

51

6.28.

Subordination of Advisor Fees

51

ARTICLE VII DEFAULTS

52

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

54

8.1.

Acceleration

54

8.2.

Amendments

54

8.3.

Preservation of Rights

55

8.4.

Insolvency of Borrower

55

8.5.

Application of Funds

55

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ARTICLE IX GENERAL PROVISIONS

56

9.1.

Survival of Representations

56

9.2.

Governmental Regulation

56

9.3.

Taxes

56

9.4.

Headings

56

9.5.

Entire Agreement

56

9.6.

Several Obligations; Benefits of this Agreement

56

9.7.

Expenses; Indemnification

56

9.8.

Numbers of Documents

57

9.9.

Accounting

57

9.10.

Severability of Provisions

57

9.11.

Nonliability of Lenders

57

9.12.

CHOICE OF LAW

57

9.13.

CONSENT TO JURISDICTION

57

9.14.

WAIVER OF JURY TRIAL

58

ARTICLE X THE ADMINISTRATIVE AGENT

58

10.1.

Appointment

58

10.2.

Powers

58

10.3.

General Immunity

58

10.4.

No Responsibility for Loans, Recitals, etc

59

10.5.

Action on Instructions of Lenders

59

10.6.

Employment of Agents and Counsel

59

10.7.

Reliance on Documents; Counsel

59

10.8.

Administrative Agent’s Reimbursement and Indemnification

59

10.9.

Rights as a Lender

60

10.10.

Lender Credit Decision

60

10.11.

Successor Administrative Agent

60

10.12.

Notice of Defaults

61

10.13.

Requests for Approval

61

10.14.

Defaulting Lenders

61

ARTICLE XI SETOFF; RATABLE PAYMENTS

62

11.1.

Setoff

62

11.2.

Ratable Payments

62

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

62

12.1.

Successors and Assigns

62

12.2.

Participations

63

12.3.

Assignments

63

12.4.

Dissemination of Information

64

12.5.

Tax Treatment

64

ARTICLE XIII NOTICES

64

13.1.

Giving Notice

64

13.2.

Change of Address

64

ARTICLE XIV COUNTERPARTS

65

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EXHIBITS

EXHIBIT A - AMENDMENT REGARDING INCREASE

EXHIBIT B - FORM OF NOTE

EXHIBIT C - COMPLIANCE CERTIFICATE

EXHIBIT D - ASSIGNMENT AGREEMENT

EXHIBIT E - LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT F - SUBSIDIARY GUARANTY

EXHIBIT G - ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

EXHIBIT H - FORM OF OPINION OF BORROWER’S COUNSEL

EXHIBIT I  - BORROWER’S NOTICE

EXHIBIT J  - UNENCUMBERED POOL CERTIFICATE

EXHIBIT K - SUBORDINATION AGREEMENT

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CREDIT AGREEMENT

This Credit Agreement dated as of November 1, 2010, is among Inland Diversified Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Borrower”), KeyBank National Association, a national banking association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as the “Lead Arranger”, and the several banks, financial institutions and other entities which may from time to time become parties to this Agreement as additional “Lenders”.

RECITALS

A.

The Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing commercial properties located in the continental United States.

B.

The Borrower is qualified as a real estate investment trust under Section 856 of the Code.

C.

The Borrower has requested that the Lenders provide an unsecured revolving line of credit to Borrower to be used for Borrower’s general corporate purposes.  The Lenders have agreed to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

“Adjusted Annualized EBITDA” means, as of any date, an annualized amount equal to the sum of (i) the Adjusted Annualized NOI attributable to all Projects owned by Borrower or another member of the Consolidated Group during the most recent fiscal quarter of Borrower for which financial results have been reported, plus (ii) the Consolidated Group Pro Rata Share of the Adjusted Annualized NOI attributable to all Projects owned by an Investment Affiliate during the most recent fiscal quarter of Borrower for which financial results have been reported as adjusted by, without duplication (i) adding interest and dividend income (or the Consolidated Group Pro Rata Share of such items in the case of interest and dividend income of Investment Affiliates) for such fiscal quarter multiplied by four (4); and (ii) deducting an amount on account of general and administrative expenses of the Consolidated Group for such fiscal quarter multiplied by four (4), using either (A) actual general and administrative expenses for such quarter, or (B) for the first period of four (4) full fiscal quarters after the Agreement Execution Date, the lesser of such actual and general administrative expenses or six percent (6%) of the gross revenues of the Consolidated Group for such fiscal quarter.

“Adjusted Annualized NOI” means, as of any date, with respect to any group of Projects, the aggregate Net Operating Income attributable to such Projects for the most recent four (4) fiscal quarters of Borrower for which financial results have been reported, as adjusted by deducting from such amount the then-current aggregate Capital Reserves attributable to such Projects, and (ii) without duplication, adding or deducting for, as appropriate, any adjustment made under GAAP for gains, or losses from sales of assets, extraordinary items, depreciation, amortization or interest expense.

“Adjusted Unencumbered NOI” means, as of any date, Unencumbered NOI for the most recent four (4) full fiscal quarters of the Borrower for which financial results have been reported less the then-current aggregate Capital Reserves required for those Projects contributing to such Unencumbered NOI, provided however that (A) at all times prior to the completion of the first four (4) full fiscal quarters of Borrower’s operations, such aggregate amount shall be determined by annualizing the Unencumbered NOI for those full fiscal quarters for which financial amounts have been reported and (B) at all times prior to the date on which any such Project has been owned by Borrower or another member of the Consolidated Group for a full fiscal quarter, the annualized Unencumbered NOI of such Project shall be the pro forma quarterly Unencumbered NOI for such Project projected by Borrower and approved by the Administrative Agent.

“Administrative Agent” means KeyBank National Association in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of LIBOR Advances, for the same LIBOR Interest Period, including without limitation Swingline Advances.

“Advisor” means Inland Diversified Business Manager & Advisor, Inc., in its capacity as advisor to the Borrower or any of its successors or assigns in such capacity.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.  In no event shall Administrative Agent or any Lender be deemed to be an affiliate of Borrower.

“Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is $25,000,000, as of the Agreement Execution Date, as such amount may be increased pursuant to Section 2.4 hereof.

“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Execution Date” means the date this Agreement has been fully executed and delivered by all parties hereto.

“Anti-Terrorism Laws” is defined in Section 5.28.

“Applicable Margin” means, as applicable, the Base Rate Applicable Margin or the LIBOR Applicable Margin.

“Approved Fund” means any mutual fund, investment fund or other fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or Affiliate of any entity that administers or manages a Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means with, any two of the following, acting jointly, the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer or Vice President and General Counsel of the Borrower.

“Bankruptcy Code” means the Bankruptcy Code of the United States of America, as amended from time to time.

“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) two percent (2.00%) per annum, (iii) the sum of Federal Funds Effective Rate for such day plus 1/2 % per annum, and (iv) the sum of the LIBOR Base Rate that would apply to a one month LIBOR Interest Period beginning on such day plus 1.00% per annum.

“Base Rate Advance” mans an Advance which bears interest at the Base Rate plus the Base Rate Applicable Margin.

“Base Rate Applicable Margin” means two and one-half percent (2.50%) per annum.

“Base Rate Loan” means a Loan which bears interest at the Base Rate plus the Base Rate Applicable Margin.

“Borrower” means Inland Diversified Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.11.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities.

“Capitalization Rate” 8.50%, except that the following two types of Projects shall instead have the following alternate Capitalization Rates:  8.25% for “anchored” retail Projects (“anchored” to be determined by the Borrower, subject to review and reasonable approval of the Administrative Agent) and 7.5% for Class A, multi-family Projects (“Class A” status to be determined by the Borrower, subject to review and reasonable approval of the Administrative Agent).

“Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, under which the discounted future rental payment obligations of such Person are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Reserve” means, for any period and with respect to any Project, an amount equal to $.25 per annum per square foot of gross leaseable area for retail Projects, $300 per annum per unit for multi-family Projects and $.50 per annum per square foot of rentable area for office or other commercial Projects.  If the term Capital Reserve is used without reference to any specific Project, then the amount shall be determined on an aggregate basis with respect to all Projects owned by the Borrower or another member of the Consolidated Group and the applicable Consolidated Group Pro Rata Share of all Projects owned by Investment Affiliates.  The Capital Reserve shall be calculated based on the square footage or number of units of the Projects as of the end of the most recent fiscal quarter of Borrower for which financial results have been reported.

“Cash Equivalents” means, as of any date:

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(a)

mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;

(b)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(c)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(d)

bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(e)

repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (a) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(f)

short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(g)

commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

“Change of Control” means (i) any change in the ownership of the Borrower after the completion of the Borrower’s stock offering which is in progress on the Agreement Execution Date which results in less than eighty percent (80%) of the Borrower’s Capital Stock being held by Persons who were either shareholders at the completion of such stock offering, spouses, relatives or estates of such shareholders or trustees holding for the benefit of such shareholders or their spouses, relatives or estates, or (ii) any change in the membership of the Borrower’s Board of Directors which results in the board members as of any date after the Agreement Execution Date constituting less than 50% of the total board members at any time during the two (2) year period following such date, provided that the listing of Borrower on a public stock exchange and the public issuance of shares in Borrower in connection therewith shall not constitute a Change of Control.

“Change in Management” means the failure of at least one of Barry L. Lazarus and Robert D. Parks to continue to be active on a daily basis in the management of both the Borrower and, until the Advisor has been merged into the Borrower, of the Advisor, provided that if both such individuals shall fail to be so active, the Borrower shall have three (3) months to retain at least one replacement executive of comparable experience who is reasonably satisfactory to the Administrative Agent and, if such replacement executive (or any subsequent replacement) shall thereafter fail to be so active, the Borrower shall again have three (3) months to retain another such reasonably satisfactory replacement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans and to participate in Facility Letters of Credit not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3(b), as such amount may be modified from time to time pursuant to the terms hereof.

“Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of required principal payments attributable to Consolidated Total Indebtedness (excluding optional prepayments, balloon payments or optional or required principal payments made on a temporary basis during the twelve-month period beginning on the date hereof), made during such period by any member of the Consolidated Group plus (c) a percentage of all such required principal payments made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated Group” means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total Equity Interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

“Consolidated Interest Expense” means, on any date of determination, the Consolidated Group’s total interest expense incurred (in accordance with GAAP) for the period of four (4) fiscal quarters most recently ended for which financial results have been reported, including capitalized interest (but excluding interest funded from the proceeds of any Secured Indebtedness incurred for the construction of a Project), plus the applicable Consolidated Group Pro Rata Share of all such interest expense of Investment Affiliates for such period.  Interest Expense shall exclude the effect of any mark to market of assumed debt pursuant to FAS 157 or FAS 141, provided however that at all times prior to the completion of the first four (4) full fiscal quarters of Borrower’s operations, such aggregate amount shall be determined by annualizing the interest expense for those fiscal quarters for which financial results have been reported.

“Consolidated Tangible Net Worth” means, as of any date of determination, an amount equal to (a) then-current Gross Asset Value minus (b) Consolidated Total Indebtedness as of such date.

“Consolidated Total Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate (other than Indebtedness of such Investment Affiliate owed to a member of the Consolidated Group.)

“Construction-in-Progress” means, for the Consolidated Group (i) the sum of all cash expenditures for land and improvements (including indirect costs internally allocated and development costs) in accordance with GAAP on Projects that are under construction or with respect to which construction is reasonably scheduled to commence within twelve (12) months of the relevant determination, Affiliates, the lesser of (a) the Investment of Borrower or the applicable Subsidiary in the applicable Investment Affiliate or (b) Pro Rata Share of such Investment Affiliate’s similar cash expenditures, for such land and improvements.  In each case, such Project shall cease to be included in Construction-In-Progress on the first to occur of (i) the first anniversary of issuance of a certificate of occupancy (or its equivalent) for such Project and (ii) the last day of the first fiscal quarter of the Borrower in which such Project has been 85% occupied by tenants which are not Affiliates of the Borrower.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.12.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent.

“Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.14.

“Dividend Reinvestment Proceeds” means all dividends or other distributions, direct or indirect, on account of any equity interest of any Person which any holder(s) of such equity interest directs to be used, concurrently with the making of such dividend or distribution, for the purpose of purchasing for the account of such holder(s) additional equity interests in such Person or its subsidiaries.

“Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender or Approved Fund related to such Lender, (c) any commercial bank having a combined capital and surplus of $5,000,000,000 or more, (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development, (e) any savings bank, savings and loan association or similar financial institution which (A) has a net worth of $500,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (f) any other financial institution (including a mutual fund or other fund) approved by the Administrative Agent and, unless a Default shall have occurred and be continuing, Borrower (such approval not to be unreasonably withheld or delayed) having total assets of $500,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (e) above; provided that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest.  Notwithstanding anything herein to the contrary, at no time shall Borrower, its Affiliates, or any Subsidiary thereof, be considered an “Eligible Assignee.”

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

“Excluded Tenant” means, as of any date, any tenant at Project that is subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency law.

“Executive Order” is defined in Section 5.28.

“Facility Letter of Credit” means a Letter of Credit issued pursuant to Article IIA of this Agreement.

“Facility Letter of Credit Fee” is defined in Section 2A.8.

“Facility Letter of Credit Obligations” means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

“Facility Letter of Credit Sublimit” means, as of any date, the lesser of (i) $25,000,000 and (ii) twenty percent (20%) of the then-current Aggregate Commitment.

“Facility Obligations” means all Obligations other than the Related Swap Obligations.

“Facility Termination Date” means October 31, 2012, being the Business Day immediately preceding the second (2nd) anniversary of the Agreement Execution Date, subject to extension as provided in Section 2.3.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

“Fee Letter” is defined in Section 2.7.

“First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent compliance certificate.

“Fixed Charges” shall mean, as of any date, the sum of (i) Consolidated Debt Service plus (ii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group, in case with respect to the four (4) immediately preceding fiscal quarters of Borrower for which financial results have been reported, provided however that at all times prior to the completion of the first four (4) full fiscal quarters of Borrower’s operations, such amounts shall be determined by annualizing such Consolidated Debt Service and dividends for those fiscal quarters for which financial results have been reported.

“Forward Purchase Commitments” means those agreements for the acquisition of a Project or Projects (or of ownership interests therein or of Indebtedness secured thereby) for an agreed and specified purchase price entered into by Borrower, another member of the Consolidated Group or an Investment Affiliate which have become unconditional due to the expiration of any due diligence period or other right of purchaser to terminate such agreement, other than as a result of a default by the seller, a casualty or condemnation or the failure of another customary closing condition.

“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time.

“Funds From Operations” shall have the meaning determined from time to time by the National Association of Real Estate Investment Trusts to be the meaning most commonly used by its members, but in all cases as adjusted for one-time charges and acquisition costs.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Asset Value” means, as of any date of determination, the sum of:  (i) Adjusted Annualized NOI attributable to completed and stabilized Projects owned by the Borrower or a member of the Consolidated Group as of the last day of the most recent fiscal quarter of the Borrower for which financial results have been reported (excluding 100% of the Adjusted Annualized NOI attributable to Projects not owned for the entire fiscal quarter for which Adjusted Annualized NOI is calculated and for the three (3) immediately preceding entire fiscal quarters) divided by, with respect to each portion thereof contributed by a different type of Project, the Capitalization Rate applicable to such type of Project, plus (ii) 100% of the price paid for any Projects first acquired by the Borrower or a member of the Consolidated Group during such period of four (4) consecutive entire fiscal quarters, plus (iii) the then-current aggregate Construction-In-Progress owned by the Borrower or a member of  the Consolidated Group as of the last day of such most-recent quarter, plus (iv) Land Assets of the Borrower or any other member of the Consolidated Group owned as of the last day of such most recent quarter (with each such Land Asset valued at its book value in accordance with GAAP, plus (v) First Mortgage Receivables of the Borrower or any other member of the Consolidated Group owned as of the last day of such most recent quarter (with each such asset valued at the lower of its book value in accordance with GAAP and its outstanding balance in accordance with GAAP) plus (vi) Qualified CMBS Assets owned by the Borrower or another member of the Consolidated Group as of the last day of such most recent quarter (with each such asset valued at the lesser of its acquisition cost or its book value in accordance with GAAP), plus (vii) all Unrestricted Cash, Cash Equivalents and Marketable Securities owned by the Consolidated Group as of the last day of such most recent quarter.  For purposes of this definition, to the extent that the aggregate amount included in Gross Asset Value on account of clause (vi) above would exceed ten percent (10%) of Gross Asset Value, one or more of the Qualified CMBS Assets eligible to be valued under such clause shall be designated by Borrower and eliminated from valuation under such clause to the extent necessary to cause the aggregate amount included in Gross Asset Value under clause (vi) to be less than ten (10%) of Gross Asset Value, provided that such limit of ten percent (10%) of Gross Asset Value shall be reduced to five percent (5%) of Gross Asset Value upon the first anniversary of the Agreement Execution Date.  Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the applicable portfolio of assets during such most recent quarter.  All income, expense and value associated with assets included in Gross Asset Value disposed of during the four (4) fiscal quarter period most recently ended prior to a date of determination will be eliminated from calculations. Gross Asset Value will be adjusted to include an amount equal to the Consolidated Group Pro Rata Share of the applicable value of any of the assets listed above in this definition which are owned by an Investment Affiliate.  Notwithstanding anything herein to the contrary, if any of the foregoing assets have been pledged to secure Indebtedness which has been defeased, then such pledged assets shall be excluded from the calculation of Gross Asset Value.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (other than trade debt incurred in the ordinary course of business not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligation of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any Letters of Credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests)); (g) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” and other similar exceptions to Recourse Indebtedness until a claim is made with respect thereto and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including without limitation, through an agreement to purchase property, securities, goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; and (h) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; provided that Indebtedness that would otherwise meet one of the requirements above that has been defeased shall not be deemed Indebtedness. All such figures to be adjusted to negate the effects of FAS 141.

“Intellectual Property” is defined in Section 5.20.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, holds an Investment which is accounted for in the financial statements of the Consolidated Group on an equity basis of accounting and whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

“Issuance Date” is defined in Section 2A.4(a)(ii).

“Issuance Notice” is defined in Section 2A.4(c).

“Issuing Bank” means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit.  KeyBank shall be the sole Issuing Bank.

“Land Assets” means, land with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following six (6) months.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Collateral Account” is defined in Section 2A.9.

“Letter of Credit Request” is defined in Section 2A.4(a).

“Leverage Ratio” means, as of any date, the ratio of Consolidated Total Indebtedness to Gross Asset Value.

“LIBOR Advance” means an Advance that bears interest at the LIBOR Rate.

“LIBOR Applicable Margin” means three and one-half percent (3.50%) per annum.

“LIBOR Base Rate” means, the average rate (rounded upwards to the nearest 1/16th) with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of

KeyBank’s relevant LIBOR Loan and having a maturity equal to such LIBOR Interest Period; and provided further that, in no event shall the LIBOR Base Rate be less than one percent (1.00%) per annum.

“LIBOR Interest Period” means, with respect to each amount bearing interest at a LIBOR based rate, a period of one, two, three, or six months, to the extent deposits with such maturities are available to the Administrative Agent, commencing on a Business Day, as selected by Borrower; provided, however, that (i) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall continue to and end on the next succeeding Business Day, unless the result would be that such LIBOR Interest Period would be extended to the next succeeding calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day and (ii) any LIBOR Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period would otherwise end shall instead end on the last Business Day of such calendar month.

“LIBOR Loan” means a Loan which bears interest at a LIBOR Rate.

“LIBOR Rate” means, for any LIBOR Interest Period, the sum of (A) the LIBOR Base Rate applicable thereto divided by an amount equal to one minus the then-current Reserve Requirement plus (B) the LIBOR Applicable Margin.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s portion of any Advance.

“Loan Documents” means this Agreement, the Notes, the Subsidiary Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Marketable Securities” means Investments in Capital Stock or debt securities issued by any Person (other than an Investment Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.

“Material Adverse Effect” means, in the Administrative Agent’s reasonable discretion, a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

“Material Subsidiary” means, as of any date, any Wholly-Owned Subsidiary of the Borrower which either (a)  owns a Project which is included in the Unencumbered Pool; or (b) has assets that constitute five percent (5%) or more of the Gross Asset Value and is not a single-purpose entity owning only Projects subject to Secured Indebtedness and having restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in secured financings.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, with respect to any Project for any period, the sum, without, duplication, of the following:  (a) rents and other revenues (including interest income) received in the ordinary course from such Project minus (b) any such rents and other revenues attributable to Excluded Tenants, minus (c) all expenses paid or accrued related to the ownership, operation and maintenance of such Project for such period, including, without limitation, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (d) the greater of (i) actual management fees paid during such period with respect to such Project and (ii) three percent (3%) per annum on the gross revenues for such period for such Project.  Net Operating Income will also be adjusted to remove any impact from straight line rents or from amortization of intangibles pursuant FAS 141.

“Non-U.S. Lender” is defined in Section 3.5(d).

“Note” means a promissory note, in substantially the form of Exhibit B hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” is defined in Section 12.3(b).

“Obligations” means the Advances, the Facility Letter of Credit Obligations, the Related Swap Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

 “Off-Balance Sheet Obligation” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which Borrower would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Borrower’s report on Form 10-Q or Form 10-K (or its equivalents) which Borrower is required to file with the Securities and Exchange Commission or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefore). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis about Off-Balance Sheet Arrangements, Securities Act Release No. 33-81 82, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).

“Other Taxes” is defined in Section 3.5(b).

“Outstanding Facility Amount” means, at any time, the sum of all then outstanding Advances and Facility Letter of Credit Obligations.

“Participants” is defined in Section 12.2(a).

“Payment Date” means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means for each Lender the ratio that such Lender’s Commitment bears to the Aggregate Commitment, expressed as a percentage.

“Permitted Acquisitions” are defined in Section 6.15.

“Permitted Liens” are defined in Section 6.16.

“Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by KeyBank or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

“Prohibited Person” is defined in Section 5.28.

“Project” means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, which is located in the United States of America and operated or intended to be operated as an income-producing commercial property, including without limitation a retail property, a multi-family property, an office property or a mixed-use property.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Qualifying CMBS Asset” means any commercial mortgage-backed security which represents an interest in Indebtedness secured by a first priority mortgage or deed of trust (not by a pledge of Equity Interests) and which security is rated at least AA by S&P and at least Aa2 by Moody’s.

“Qualifying Unencumbered Property” means any Stabilized Project which as of any date of determination, (a) is wholly owned in fee simple by the Borrower or a Wholly-Owned Subsidiary which is also a Subsidiary Guarantor, (b) is either (i) an “anchored” retail Project, (ii) an “anchored” mixed use Project, (iii) a multi-family Project, or (iv) a “triple net” office Project, in each case with the Borrower making a written determination of the nature of such Project as an “anchored” or “triple net” Project, subject to the Administrative Agent’s review and reasonable approval, (c) is not, nor is any direct or indirect Equity Interest of the Borrower or any Subsidiary therein, subject to any Lien other than Permitted Liens set forth in Sections 6.16(a) through 6.16(d) or subject to a Negative Pledge; (d) with respect to which (i) none of the Borrower’s direct or indirect Equity Interests in such Subsidiary Guarantor are subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which prohibits or limits the ability of such Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any Projects or Equity Interests of such Subsidiary Guarantor or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right, without the need to obtain the consent of any Person, to sell, transfer or otherwise dispose of such Project or to create a Lien on such Project as security for Indebtedness of the Borrower or such Subsidiary Guarantor; (e) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(a) through 6.16(d)) and other than rights created under financing commitments entered into with lenders for the proposed encumbrance of such Project to secure Indebtedness to be funded by such lender not later than ninety (90) days after execution of such financing commitment) on any Project or Equity Interests of such Subsidiary Guarantor or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause); (f) is free of any material structural defects or material architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project as evidenced by a certification of the Borrower;  and (g) when aggregated with all other Qualifying Unencumbered Properties, results in the Qualifying Unencumbered Properties as a whole having at least eighty-five percent (85%) of their aggregate gross leasable area or rentable area leased to tenants (other than Excluded Tenants) that are paying rent pursuant to binding leases as to which no monetary default has occurred and continued unremedied for 60 or more days.  No Project shall be deemed to be a Qualifying Unencumbered Property unless neither such Subsidiary Guarantor nor any other intervening Subsidiary between the Borrower and such Subsidiary Guarantor has any Indebtedness for borrowed money (other than Indebtedness due to the Borrower).

“Recourse Indebtedness” means any Indebtedness of Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means at any time, the aggregate of the obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

“Related Swap Obligations” means, as of any date, all of the obligations of Borrower arising under any then outstanding Swap Contracts entered into between Borrower and any Lender or Affiliate of any Lender.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances and Facility Letter of Credit Obligations. Notwithstanding the foregoing (i) the Commitments of, and Advances made by, any Lender which is a Defaulting Lender shall be excluded from the calculations of the Aggregate Commitment and aggregate Advances and Facility Letter of Credit Obligations for such purposes during the period that such Lender is a Defaulting Lender, and (ii) at such times as there are two or more Lenders hereunder, the “Required Lenders” must include at least two of such Lenders even if one Lender holds more than 66 2/3% of the Aggregate Commitment or aggregate Advances and Facility Letter of Credit Obligations.

“Reserve Requirement” means, with respect to a LIBOR Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group which is secured by a Lien on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Stabilized Project” means, as of any date, any Project which has achieved stabilization so that such Project was generating positive Net Operating Income at any time on or before the last day of the most recent fiscal quarter of the Borrower for which financial results have been reported, as certified by the Borrower, subject to review and reasonable approval by the Administrative Agent.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Wholly-Owned Subsidiary of the Borrower which is required to execute a Subsidiary Guaranty pursuant to Section 6.13.

“Subsidiary Guaranty” means the guaranty to be executed and delivered by those Subsidiaries of the Borrower listed on Schedule 5 and such other Material Subsidiaries as may hereafter be obligated to join in such guaranty as provided in Section 6.13, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of then-current Gross Asset Value.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Advances” means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans not exceeding at any time the lesser of (i) $25,000,000, or (ii) twenty percent (20%) of the then-current Aggregate Commitment, which is included in, and is not in addition to, the Swingline Lender’s total Commitment hereunder.

“Swingline Lender” shall mean KeyBank National Association, in its capacity as a Lender, and at the option of a new Administrative Agent, any successor Administrative Agent.

“Swingline Loan” means a loan made by the Swingline Lender pursuant to Section 2.18 hereof.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as a Base Rate Advance or LIBOR Advance.

“Unencumbered Asset Value” means, as of any date, the sum of (a) (i) the aggregate Adjusted Unencumbered NOI attributable to Qualifying Unencumbered Properties then owned by Borrower or a Subsidiary Guarantor which have been owned by Borrower or a Subsidiary Guarantor for the most recent full fiscal quarter for which financial results of Borrower have been reported and for the immediately preceding full fiscal quarter multiplied by two (2) and divided by (ii) with respect to each portion of Adjusted Unencumbered NOI contributed by a different type of Project, the Capitalization Rate applicable to such type of Project, plus (b) the aggregate acquisition cost of all Qualifying Unencumbered Properties then owned by Borrower or a Subsidiary Guarantor but not so owned for such period of two (2) consecutive entire fiscal quarters.

“Unencumbered DSCR” means, as of any date, the then-current Adjusted Unencumbered NOI divided by the then-current Unsecured Debt Service.

“Unencumbered Leverage Ratio” means, as of any date, the then-current Unencumbered Asset Value divided by the then-current Unsecured Indebtedness.

“Unencumbered NOI” means, as of any date, for any period, the aggregate Net Operating Income for such period attributable to all Qualifying Unencumbered Properties owned by the Borrower or a Subsidiary Guarantor as of such date.

“Unencumbered Pool” means, as of any date, all Projects which have previously been accepted as Qualifying Unencumbered Properties, excluding all such Properties previously eliminated therefrom, whether due to the failure of such Properties to continue to qualify as a Qualifying Unencumbered Property or due to the sale or financing of such Property and the release of the Subsidiary Guarantor owning such Property from the Subsidiary Guaranty as provided in Section 6.13 below.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unimproved Land” means, as of any date, any land which (i) is not appropriately zoned for retail development, (ii) does not have access to all necessary utilities or (iii) does not have access to publicly dedicated streets, unless such land has been designated in writing by the Borrower in a certificate delivered to the Administrative Agent as land that is reasonably expected to satisfy all such criteria within twelve (12) months after such date.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash, Cash Equivalents and Marketable Securities” means, in the aggregate, all cash, Cash Equivalents and Marketable Securities which are not pledged or otherwise restricted for the benefit of any creditor to be valued for purposes of this Agreement at 100% of its then-current book value, as determined under GAAP.

“Unsecured Debt Service” means, as of any date, an imputed annual amount of principal and interest that would be due on a principal amount equal to all Unsecured Indebtedness outstanding on such date (including without limitation all reimbursement obligations on account of Facility Letters of Credit and other letters of credit then outstanding) if such principal amount were a fully amortizing loan with equal monthly payments of principal and interest over a period of thirty years at a per annum interest rate equal to the greater of (a) 7.00% and (b) the sum of (i) the then current yield on obligations of the United States Treasury having the closest maturity date to the tenth (10th) anniversary of such date of calculation, and (ii) 3.00%.

“Unsecured Indebtedness” means all Consolidated Total Indebtedness that is not Secured Indebtedness.

“Unused Fee” is defined in Section 2.6.

“Unused Fee Percentage” means one-half of one percent (.50%) per annum.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDIT

2.1.

Generally

.  Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Facility Termination Date, and to support the issuance of the Facility Letters of Credit under Article IIA of this Agreement, provided that the making of any such Advance or the issuance of such Facility Letter of Credit will not:

(i)

cause Unsecured Indebtedness to exceed the maximum amount then permissible without causing a Default under Section 6.21(e) or Section 6.21(f); or

(ii)

cause the then-current Outstanding Facility Amount to exceed the then-current Aggregate Commitment; or

(iii)

cause the then-current outstanding Swingline Advances to exceed the Swingline Commitment; or

(iv)

cause the then outstanding Facility Letters of Credit Obligations to exceed the Facility Letter of Credit Sublimit.

2.2.

Advances

.  The Advances may be Swingline Advances, ratable Base Rate Advances or ratable LIBOR Rate Advances.  Each Lender shall fund its Percentage of each such Advance (other than a Swingline Advance) and no Lender will be required to fund any amounts which, when aggregated with such Lender’s Percentage of all other Advances then outstanding and with such Lender’s Percentage of all Facility Letter of Credit Obligations, would exceed such Lender’s then-current Commitment.  This facility (“Facility”) is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date.

2.3.

Extension of Facility Termination Date

.  The Facility Termination Date may be extended at the Borrower’s request for one (1) extension period of one year upon written notice to the Administrative Agent received by the Administrative Agent not earlier than one hundred twenty (120) and not later than sixty (60) days prior to the initial Facility Termination Date (the “Extension Notice”), provided that (i) no Default or Unmatured Default has occurred and is continuing when the Extension Notice is given and on the initial Facility Termination Date, (ii) all of the representations and warranties of the Borrower hereunder are true and accurate in all material respects when the Extension Notice is given and on the initial Facility Termination Date, and (iii) the Borrower pays, along with the Extension Notice, an extension fee to the Administrative Agent for the account of each Lender equal to one half of one percent (0.50%) of the then-current Commitment of such Lender.

2.4.

Termination or Increase in Aggregate Commitment

.  The Borrower shall have the right to terminate the Aggregate Commitment in full by giving written notice thereof to the Administrative Agent not less than one (1) Business Day prior to the date of such termination and by repaying all Obligations in full on such date.  The Borrower shall also have the right from time to time, provided no Default or Unmatured Default has occurred and is then continuing, to increase the Aggregate Commitment up to a maximum of $150,000,000 by either adding new lenders as Lenders (subject to the Administrative Agent’s prior written approval of the identity of such new lenders) or by obtaining the agreement, which shall be at such Lender’s or Lenders’ sole discretion, of one or more of the then current Lenders to increase its or their Commitments.  The Administrative Agent shall use commercially reasonable efforts to arrange such increased Commitments and the Borrower’s approval of any new lenders shall not be unreasonably withheld or delayed.  On the effective date of any such increase, the Borrower shall pay to the Administrative Agent any amounts due to it under the Fee Letter and shall pay the up-front fee agreed to by the Borrower to each lender providing such additional Commitment.  Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit A attached hereto by the Borrower, the Administrative Agent and the new lender or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof.  On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase, by either funding more than its or their Percentage of new Advances made on such date or purchasing shares of outstanding Loans held by the other Lenders or a combination thereof, to hold its or their Percentage of all Advances outstanding at the close of business on such day.  The Lenders agree to cooperate in any required sale and purchase of outstanding Advances to achieve such result.  In no event shall the Aggregate Commitment exceed $150,000,000 without the approval of all of the Lenders.

2.5.

Addition of Qualifying Unencumbered Properties

.  Not less than fifteen (15) Business Days prior to the date on which (a) Borrower expects a Wholly-Owned Subsidiary to acquire a Project that will become a Qualifying Unencumbered Property or (b) a Project already owned by a Wholly-Owned Subsidiary is to be designated to become a Qualifying Unencumbered Property, Borrower shall notify the Administrative Agent thereof in writing and thereafter provide the Administrative Agent with the following documents  with respect to such Project (a “Proposed Unencumbered Property”) in form and substance acceptable to the Administrative Agent (the “Eligible Unencumbered Property Qualification Documents”):

(a)

A formal written request to add such Project to the Unencumbered Pool specifying the expected date for such addition.

(b)

A current rent roll and operating statement for the Proposed Unencumbered Property.

(c)

A certificate from the Borrower in the form of Exhibit J showing the revised Unencumbered Asset Value and other covenant calculations and compliance on a pro-forma basis that will be in effect after addition of such Proposed Unencumbered Property.

(d)

A certification from the Borrower that the Proposed Unencumbered Property is free from all structural issues, other than those specifically disclosed in Borrower’s request, and free from any environmental issues which would result in the existence of material environmental problems at Properties owned by the Borrower or its Subsidiaries having an aggregate book value in excess of $25,000,000.

(e)

Other documents that may be reasonably requested by the Administrative Agent including, but not limited to copies of rent rolls, ARGUS runs, leases, estoppels from all tenants under the leases (to the extent obtainable after commercially reasonable collection efforts), current title insurance commitment and/or title search, together with copies of all title exceptions, current ALTA survey, current property condition reports and current environmental assessments.

If at any time the Administrative Agent shall determine that it does not have all of the Eligible Unencumbered Property Qualification Documents, it shall promptly notify Borrower and request with specificity any missing documents.  The Administrative Agent shall notify Borrower in writing within fifteen (15) Business Days after it receives notice thereof and delivery of the Eligible Unencumbered Property Qualification Documents related thereto if the Administrative Agent has approved the Proposed Unencumbered Property.  If Borrower is unable to provide the Administrative Agent with all of the Eligible Unencumbered Property Qualification Documents, approval of the Required Lenders must be obtained before the Proposed Unencumbered Property can become a Qualifying Unencumbered Property. If the Administrative Agent on behalf of the Lenders notifies Borrower that such Project has been so approved to become a Qualifying Unencumbered Property, then, as a condition precedent to such Project actually becoming a Qualifying Unencumbered Property and being included in the Unencumbered Pool, Borrower shall satisfy, or shall cause the applicable Subsidiary Guarantor owning such Project to satisfy, the following conditions (the “Collateral Inclusion Conditions”) with respect to such Project:  (i) the applicable Subsidiary Guarantor owning such Project shall execute and deliver a Joinder Agreement with respect to the Subsidiary Guaranty, if such Subsidiary Guarantor has not already executed a Subsidiary Guaranty; and (ii) execute and deliver to the Administrative Agent on behalf of the Lenders a written confirmation that, as of the date such additional Qualifying Unencumbered Property is included in the Unencumbered Pool, all of the conditions to qualification as a Qualifying Unencumbered Property contained herein are satisfied in all material respects with respect to such Qualifying Unencumbered Property.

2.6.

Unused Fee

.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused facility fee (the “Unused Fee”) computed on a daily basis by multiplying the Unused Fee Percentage, calculated as a per diem rate, times the excess of the Aggregate Commitment over the Outstanding Facility Amount on such day.  The Unused Fee shall be payable quarterly in arrears on the first Business Day after the last day of each calendar quarter.

2.7.

Other Fees

.  The Borrower agrees to pay all fees payable to the Administrative Agent and the Lead Arranger pursuant to the Borrower’s separate letter agreement with the Administrative Agent and the Lead Arranger (the “Fee Letter”).

2.8.

Mandatory Principal Payments

.  Borrower shall make mandatory partial principal payments from time to time if, due to any increase in the Unencumbered Leverage Ratio or any decrease in the Unencumbered DSCR, whether by a Qualifying Unencumbered Property failing to continue to satisfy the requirement for qualification as a Qualifying Unencumbered Property or by a reduction in the Unencumbered Asset Value or the Adjusted Unencumbered NOI attributable to any Qualifying Unencumbered Property, either of the covenants set forth in clauses (e) or (f) of Section 6.21 are breached.  Such principal payments shall be in the amount needed to eliminate such breach.  Such mandatory principal payments shall be due and payable (i) in the case of any reduction due to (a) reduction in the Unencumbered NOI attributable to a Qualifying Unencumbered Property or a violation of one of the limitations set forth in the definition of Qualifying Unencumbered Property, ten (10) business days after delivery of the quarterly financial statements and Compliance Certificate under Section 6.1 evidencing such reduction or (ii) in all other cases, ten (10) Business Days after Borrower’s receipt of notice from the Administrative Agent of such failure of a Project to satisfy a requirement for qualification as a Qualifying Unencumbered Property.

2.9.

Optional Principal Payments

.  The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Base Rate Advances on one (1) Business Day prior notice to the Administrative Agent.  A LIBOR Rate Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under Section 3.4 as a result of such prepayment, on a day prior to such last day.

2.10.

Final Principal Payment

.  Any outstanding Advances and all other unpaid Obligations not previously paid shall be paid in full by the Borrower on the Facility Termination Date.

2.11.

Method of Selecting Types and Interest Periods for New Advances

.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio their respective Commitments bear to the Aggregate Commitment, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.18.  Each Advance shall be in the minimum amount of $1,000,000 or multiples of $250,000 in excess thereof; provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment.  The Borrower shall select the Type of Advance and, in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable to each Advance from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) in the form attached as Exhibit I (i) not later than 3:00 p.m. Cleveland time on the Business Day immediately preceding the Borrowing Date of each Base Rate Advance (other than Swingline Advances), (ii) not later than 10:00 a.m. Cleveland time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, and (iii) not later than 10:00 a.m. Cleveland, Ohio time on the same day as the Borrowing Date for each Swingline Advance, which shall specify:

(i)

the Borrowing Date, which shall be a Business Day, of such Advance;

(ii)

the aggregate amount of such Advance;

(iii)

the Type of Advance selected and;

(iv)

in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable thereto.

The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received.  Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 10:00 a.m. (Cleveland time), in the case of Base Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 3:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Cleveland time) in the case of all other Advances.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

No LIBOR Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than six (6) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

2.12.

Conversion and Continuation of Outstanding Advances

.  Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into LIBOR Rate Advances.  Each LIBOR Rate Advance shall continue as a LIBOR Rate Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Rate Advance shall be automatically converted into a Base Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Rate Advance either continue as a LIBOR Rate Advance for the same or another Interest Period or be converted to an Advance of another Type.  Subject to the terms of Section 2.9, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance to a LIBOR Rate Advance or continuation of a LIBOR Rate Advance not later than 10:00 a.m. (Cleveland time), at least three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

(i)

the requested date which shall be a Business Day, of such conversion or continuation;

(ii)

the aggregate amount and Type of the Advance which is to be converted or continued; and

(iii)

the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the LIBOR Interest Period applicable thereto.

2.13.

Changes in Interest Rate, Etc

.  Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Rate Advance into a Base Rate Advance pursuant to Section 2.12 to but excluding the date it becomes due or is converted into a LIBOR Rate Advance pursuant to Section 2.12 hereof, at a rate per annum equal to the Base Rate plus the Base Rate Applicable Margin for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Base Rate.  Each LIBOR Rate Advance shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the interest rate determined as applicable to such LIBOR Rate Advance.

2.14.

Rates Applicable After Default

.  Notwithstanding anything to the contrary contained in Section 2.11 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Rate Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Rate Advance shall bear interest for the remainder of the applicable LIBOR Interest Period at the rate otherwise applicable to such LIBOR Interest Period plus 3% per annum and (ii) each Base Rate Advance shall bear interest at a rate per annum equal to the rate otherwise applicable to the Base Rate Advance plus 3% per annum; provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.1 or 7.2, unless waived by the Required Lenders.

2.15.

Method of Payment

.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.

(a)

As provided elsewhere herein, all Lenders’ interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others.  Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (local time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with KeyBank for each payment of principal, interest and fees as it becomes due hereunder.

2.16.

Notes; Telephonic Notices

.  Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.  The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the amount of the outstanding Aggregate Commitment, the Type of Advance, and the applicable interest rate, if for a LIBOR Rate Advance.  Upon a Lender’s furnishing to Borrower an affidavit to such effect, including customary indemnification provisions, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

2.17.

Interest Payment Dates; Interest and Fee Basis

.  Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under Section 2.4 hereof.  Interest, Unused Fees, Facility Letter of Credit Fees and all other fees shall be calculated for actual days elapsed on the basis of a 365-day or 366-day year, as applicable, for all purposes other than interest, LIBOR Rate Advances which shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Cleveland time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.18.

Swingline Advances

.  In addition to the other options available to the Borrower hereunder, the Swingline Commitment shall be available for Swingline Advances subject to the following terms and conditions.  Swingline Advances shall be made available for same day borrowings provided that notice is given in accordance with Section 2.11 hereof.  All Swingline Advances shall bear interest at the Base Rate plus the Base Rate Applicable Margin.  In no event shall the Swingline Lender be required to fund a Swingline Advance if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of the Swingline Lender’s Commitment.  No Swingline Advance may be made to repay a Swingline Advance, but Borrower may repay Swingline Advances from subsequent pro rata Advances hereunder.  On the third (3rd) Business Day after such a Swingline Advance was made, if such Swingline Advance has not been repaid by the Borrower, each Lender irrevocably agrees to purchase its Percentage of any Swingline Advance made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Unmatured Default or Default hereunder provided that Swingline Lender did not have actual knowledge of such Unmatured Default or Default at the time the Swingline Advance was made and provided further that no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit exceed its Commitment.  Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Cleveland time), and otherwise on the Business Day following such request.  All requests for purchase shall be in writing.  From and after the date it is so purchased, each such Swingline Advance shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note, and (ii) shall no longer be considered a Swingline Advance except that all interest accruing on or attributable to such Swingline Advance for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders.  If prior to purchasing its Percentage of a Swingline Advance one of the events described in Section 7.7 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Advance in an amount equal to its Percentage of such Swingline Advance.  From and after the date of each Lender’s purchase of its participating interest in a Swingline Advance, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.  If any Lender fails to so purchase its Percentage of any Swingline Advance, such Lender shall be deemed to be a Defaulting Lender hereunder.

2.19.

Notification of Advances, Interest Rates and Prepayments

.  The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent.  The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Base Rate.

2.20.

Lending Installations

.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation.  Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.21.

Non-Receipt of Funds by the Administrative Agent

.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.  If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

2.22.

Replacement of Lenders under Certain Circumstances

.  The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its LIBOR Rate Loans at a suitable Lending Installation pursuant to Section 3.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default  shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any LIBOR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.23.

Usury

.  This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTIICLE IIA

LETTER OF CREDIT SUBFACILITY

2A.1

Obligation to Issue

.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this Article IIA, from time to time during the period commencing on the Agreement Execution Date and ending on a date sixty (60) days prior to the Facility Termination Date.

2A.2

Types and Amounts

.  The Issuing Bank shall not:

(a)

issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

(b)

issue any Facility Letter of Credit if, after giving effect thereto, (1) the then applicable Outstanding Facility Amount would exceed the then current Aggregate Commitment or (2) the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; or

(c)

issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date beyond the sixtieth (60th) day prior to the Facility Termination Date.

2A.3

Conditions

.  In addition to being subject to the satisfaction of the conditions contained in Article IV hereof and in the balance of this Article IIA, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

(a)

the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

(b)

as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

(c)

there shall not exist any Default or Unmatured Default.

2A.4

Procedure for Issuance of Facility Letters of Credit

.

(a)

Borrower shall give the Issuing Bank and the Administrative Agent at least three (3) Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”), such notice shall be irrevocable, except as provided in Section 2A.4(b)(i) below, and shall specify:

(i)

the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

(ii)

the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”);

(iii)

the date on which such requested Facility Letter of Credit is to expire (which day shall be a Business Day which is not less than sixty (60) days prior to the Facility Termination Date);

(iv)

the purpose for which such Facility Letter of Credit is to be issued;

(v)

the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

(vi)

any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued and shall execute and deliver the Issuing Bank’s customary letter of credit application with respect thereto.  Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than noon (Cleveland time) on the last Business Day on which notice can be given under this Section 2A.4(a).

(b)

Subject to the terms and conditions of this Article IIA and provided that the applicable conditions set forth in Article IV hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank’s usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit given not later than the Business Day immediately preceding the Issuance Date, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 2A.2.

(c)

The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the “Issuance Notice”).

(d)

The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2A.4 are met as though a new Facility Letter of Credit was being requested and issued.

2A.5

Reimbursement Obligations; Duties of Issuing Bank

.

(a)

The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit.  Any such draw shall not be deemed to be a default hereunder but shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Base Rate Advance; provided that if a Default or an Unmatured Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

(b)

Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 2A.4, relieve any Lender of its obligations hereunder to the Issuing Bank.  In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

2A.6

Participation

.

(a)

Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in this Article IIA, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender’s Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder.  Each Lender’s obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent Facility Letters of Credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender’s Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

(b)

In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 2A.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender’s Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank.  Lender’s payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note.  The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.  Any Lender which fails to make any payment required pursuant to this Section 2A.6(b) shall be deemed to be a Defaulting Lender hereunder.

(c)

Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day)

pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender’s Percentage thereof.

(d)

Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

(e)

The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

2A.7

Payment of Reimbursement Obligations

.

(a)

The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

(i)

any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)

the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

(iii)

any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

(iv)

the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(v)

the occurrence of any Default or Unmatured Default.

(b)

In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender’s Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

2A.8

Compensation for Facility Letters of Credit

.

(a)

The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank), based upon the Lenders’ respective Percentages, a per annum fee (the “Facility Letter of Credit Fee”) as a percentage of the face amount of each Facility Letter of Credit outstanding equal to the LIBOR Applicable Margin in effect from time to time hereunder while such Facility Letter of Credit is outstanding.  The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall accrue on a daily basis and shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of such Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Facility Termination Date or any other earlier date that the Obligations are due and payable in full.  The Administrative Agent shall promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.  The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.15 hereof.

(b)

The Issuing Bank also shall have the right to receive solely for its own account an issuance fee equal to the greater of (A) $1,500 or (B) one eighth of one percent (0.125%) per annum to be calculated on the face amount of each Facility Letter of Credit for the stated duration thereof, based on the actual number of days and using a 360-day year basis.  The issuance fee shall be payable by the Borrower on the Issuance Date for each such Facility Letter of Credit and on the date of any increase therein or extension thereof.  The Issuing Bank shall also be entitled to receive its reasonable out of pocket costs and the Issuing Bank’s standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

2A.9

Letter of Credit Collateral Account

.  The Borrower hereby agrees that it will immediately upon the request of the Administrative Agent, establish a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1.  The Letter of Credit Collateral Account shall hold the deposits the Borrower is required to make after a Default on account of any outstanding Facility Letters of Credit as described in Section 8.1.  In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon.  The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 8.1 hereof.

ARTICLE III

CHANGE IN CIRCUMSTANCES

3.1.

Yield Protection

.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)

subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

(b)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Advances), or

(c)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation  in connection with its LIBOR Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Rate Loans, by an amount deemed material by such Lender  as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Rate Loans or Commitment, then, within 15 days of demand by such Lender or the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2.

Changes in Capital Adequacy Regulations

.  If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender  is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk Based Capital Guidelines” means (i) the risk based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the June 2006 report of the Basel Committee on Banking Regulation and Supervisory Practices Entitled “Basel II: International Convergence of Capital Measurements and Capital Standards: A Revised Framework,” including transition rules, and any amendments to such regulations adopted prior to the Agreement Execution Date.

3.3.

Availability of Types of Advances

.  If any Lender in good faith determines that maintenance of any of its LIBOR Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance and require any LIBOR Rate Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Rate Advances are not available, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance with respect to any LIBOR Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Rate Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance with respect to any LIBOR Rate Advances made after the date of any such determination.  If the Borrower is required to so repay a LIBOR Rate Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Base Rate.

3.4.

Funding Indemnification

.  If any payment of a ratable LIBOR Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (incurred or expected to be incurred) in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Rate Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

3.5.

Taxes

.

(a)

All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(b)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

(c)

The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

(d)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(e)

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

(f)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

(g)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

3.6.

Lender Statements; Survival of Indemnity

.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Rate Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a LIBOR Rate Loan shall be calculated as though each Lender funded its LIBOR Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1.

Initial Advance

.  The Lenders shall not be required to make the initial Advance hereunder or issue the initial Facility Letter of Credit hereunder, unless (a) the Borrower shall, prior to or concurrently with such initial Advance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, the following:

(a)

The duly executed originals of the Loan Documents, including the Notes payable to the order of each of the Lenders, this Agreement and the Subsidiary Guaranty;

(b)

(i) Certificates of good standing for the Borrower and each Subsidiary Guarantor, from the State of Maryland for the Borrower and the states of organization of each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (ii) foreign qualification certificates for the Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, for each other jurisdiction where the failure of the Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

(c)

Copies of the formation documents (including code of regulations, if appropriate) of the Borrower and the Subsidiary Guarantors, certified by an officer of the Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto;

(d)

Incumbency certificates, executed by officers of the Borrower and the Subsidiary Guarantors, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any such Subsidiary Guarantor;

(e)

Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Subsidiary Guarantor hereunder;

(f)

A written opinion of the Borrower’s and Subsidiary Guarantors’ counsel, addressed to the Lenders in substantially the form of Exhibit H hereto or such other form as the Administrative Agent may reasonably approve;

(g)

A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all representations and warranties of the Borrower are true and correct, (c) neither Borrower nor any Subsidiary Guarantor has suffered any material adverse changes, and (d) no action, suit, investigation or proceeding, pending or threatened, exists in any court or before any arbitrator or governmental authority that purports to materially and adversely affect the Borrower, Guarantors or subsidiary or any transaction contemplated hereby, or that could have a material adverse effect on the Borrower, Subsidiary Guarantors or subsidiary or any transaction contemplated hereby or on the ability of the Borrower, Subsidiary Guarantors or subsidiary of either one to perform its obligations under the Loan Documents, provided that such certificate is in fact true and correct;

(h)

The most recent financial statements of the Borrower;

(i)

UCC financing statement, judgment, and tax lien searches with respect to the Borrower from its state of organization and principal place of business;

(j)

Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(k)

Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the initial Advances hereunder;

(l)

A compliance certificate pursuant to Section 6.1(e);

(m)

A certificate, in substantially the form of Exhibit J attached hereto, signed by an officer of the Borrower, certifying the Unencumbered Leverage Ratio and the Unencumbered DSCR;

(n)

A subordination agreement executed by the Advisor in the form attached hereto as Exhibit K and made a part hereof;

(o)

Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

4.2.

Each Advance and Issuance

.  The Lenders shall not be required to make any Advance or issue any Facility Letter of Credit unless on the applicable Borrowing Date:

(a)

There exists no Default or Unmatured Default;

(b)

The representations and warranties contained in Article V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

(c)

All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice and each Letter of Credit Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1.

Existence

.  Borrower is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal place of business in Oak Brook, Illinois and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.  Each of Borrower’s Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2.

Authorization and Validity

.  The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3.

No Conflict; Government Consent

.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

5.4.

Financial Statements; Material Adverse Effect

.  All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments.  From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.5.

Taxes

.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  No tax liens have been filed and no claims are being asserted with respect to such taxes.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.6.

Litigation and Guarantee Obligations

.  Except as set forth on Schedule 3 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.  The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

5.7.

Subsidiaries; Investment Affiliates

.  Schedule 1 hereto contains, an accurate list of all Subsidiaries of the Borrower (which are not Subsidiary Guarantors as of the Agreement Execution Date), setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock of all Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.  There are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any Subsidiary.  Schedule 6 hereto contains an accurate list of all Investment Affiliates of Borrower, including the correct legal name of such Investment Affiliate, the type of legal entity which each such Investment Affiliate is, and the type and amount of all equity interests in such Investment Affiliate held directly or indirectly by Borrower.

5.8.

ERISA

.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.9.

Accuracy of Information

.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.10.

Regulation U

.  The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

5.11.

Material Agreements

.  Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

5.12.

Compliance With Laws

.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

5.13.

Ownership of Properties

.  Except as set forth on Schedule 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

5.14.

Investment Company Act

.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15.

Affiliate Transactions

.  Except as permitted by Section 6.17, neither the Borrower, nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Borrower or any of its Subsidiaries is a party.

5.16.

Solvency

.

(a)

Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b)

The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

5.17.

Insurance

.  The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate.

5.18.

REIT Status

.  The Borrower is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

5.19.

Environmental Matters

.  Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 4 attached hereto and to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the knowledge of the Borrower, based solely on the environmental reports obtained by the Borrower or its Subsidiaries on the acquisition of such Projects, or their actual knowledge of any event occurring at any such Project during their ownership thereof, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

(b)

To the knowledge of the Borrower, based solely on the environmental reports obtained by the Borrower or its Subsidiaries on the acquisition of such Projects, or their actual knowledge of any event occurring at any such Project during their ownership thereof and provided that Borrower has not received any written notice to the contrary (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

(c)

Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have any current knowledge or reason to believe that any such written notice will be received or is being threatened.

(d)

To the knowledge of the Borrower, based solely on the environmental reports obtained by the Borrower or its Subsidiaries on the acquisition of such Projects, or their actual knowledge of any event occurring at any such Project during their ownership thereof, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

(e)

No judicial proceedings or governmental or administrative action is pending, or, to the current knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower’s current knowledge, without inquiry or investigation, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

(f)

To the current knowledge of the Borrower, without inquiry or investigation, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.20.

Intellectual Property

.

(a)

Borrower and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

(b)

Borrower and each of its Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

(c)

No claim has been asserted by any Person with respect to the use of any Intellectual Property by Borrower or any of its Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property.

(d)

The use of such Intellectual Property by Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect.

5.21.

Broker’s Fees

.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  Except as provided in the Fee Letter, no other similar fees or commissions will be payable by any Lender for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Person ancillary to the transactions contemplated hereby.

5.22.

Qualifying Unencumbered Properties

.  As of the Agreement Execution Date, Schedule 7 is a correct and complete list of all Qualifying Unencumbered Properties.  Each of the assets included by the Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

5.23.

No Bankruptcy Filing

.  Neither Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any of such Persons.

5.24.

No Fraudulent Intent

.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower or the Subsidiary Guarantors with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

5.25.

Transaction in Best Interests of Borrower and Subsidiary Guarantors; Consideration

.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of Borrower and the Subsidiary Guarantors and their respective creditors.  The direct and indirect benefits to inure to Borrower and the Subsidiary Guarantors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by Borrower and the Subsidiary Guarantors pursuant to this Agreement and the other Loan

Documents, and but for the willingness of each Subsidiary Guarantor to guaranty the Obligations, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable Borrower and its subsidiaries to have available financing to conduct and expand their business.  Borrower and its Subsidiaries constitute a single integrated financial enterprise and receives a benefit from the availability of credit under this Agreement.

5.26.

Subordination

.  Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any such Persons.

5.27.

Tax Shelter Representation

.  Borrower does not intend to treat the Loans, and/or related transactions as being a “reportable transaction” (within the meaning of United States Treasury Regulation Section 1.6011-4).  In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If Borrower so notifies the Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

5.28.

Anti-Terrorism Laws

.

(a)

None of the Borrower or any of its Affiliates is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)

None of the Borrower or any of its Affiliates, or any of its brokers or other agents acting or benefiting from the Loan is a Prohibited Person.  A “Prohibited Person” is any of the following:

(i)

a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)

a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)

a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)

a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)

a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(c)

None of the Borrower or any of its Affiliates or any of its brokers or other agents acting in any capacity in connection with the Loan (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Borrower shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its reasonable discretion, confirming Borrower’s compliance herewith).

Notwithstanding the foregoing, at any time that Borrower retains its status as a publicly held company, the representations made in this Section 5.28 are limited to the Borrower’s knowledge with respect to Affiliates who are Affiliates due to ownership due to 10% or more of any class of voting securities.

5.29.

Survival

.  All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower or any of its Subsidiaries to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Execution Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.

Financial Reporting

.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

(a)

Not later than fifteen (15) days after Borrower files its Form 10-Q for any fiscal quarter with the Securities and Exchange Commission, but in any event not later than 60 days after the close of such fiscal quarter, for the Borrower and its Subsidiaries, unaudited consolidated financial statements (including a consolidated balance sheet and income statement) for such period and the portion of the fiscal year through the end of such period, in form and substance satisfactory to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower’s chief operating officer, chief financial officer or chief accounting officer;

(b)

Not later than fifteen (15) days after Borrower files its Form 10-Q for any fiscal quarter with the Securities and Exchange Commission, but in any event not later than 60 days after the close of such fiscal quarter, the following reports in form and substance reasonably satisfactory to the Administrative Agent, all certified by the entity’s chief operating officer, chief financial officer or chief accounting officer:  a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Total Indebtedness and Adjusted Annualized NOI, a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Project information to include square footage, occupancy, Net Operating Income and such other information on all Projects as may be reasonably requested;

(c)

Not later than fifteen (15) days after Borrower files its Form 10-K for any fiscal year with the Securities and Exchange Commission, but in any event not later than 120 days after the close of such fiscal year, audited consolidated financial statements (including a consolidated balance sheet, income statement and statement of cash flows for such year, in form and substance satisfactory to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing and certified by the Borrower’s chief financial officer or chief accounting officer;

(d)

Not later than fifteen (15) days after Borrower files its Form 10-Q for any fiscal quarter with the Securities and Exchange Commission, but in any event not later than 60 days after the close of such fiscal quarter, for the Borrower and its Subsidiaries, a statement detailing the Qualifying Unencumbered Projects then included in the Unencumbered Pool, including their Unencumbered Asset Values and their contributions to Adjusted Unencumbered NOI for the prior fiscal quarter in form and substance reasonably satisfactory to the Administrative Agent, certified by the entity’s chief financial officer or chief accounting officer;

(e)

Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit C hereto signed by the Borrower’s chief operating officer, chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(f)

As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(g)

As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

(h)

Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

(i)

Promptly upon becoming aware of the same and to the extent Borrower, or any of its Subsidiaries, are aware of the same, notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any of its Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and notice of the receipt of notice that any United States income tax returns of Borrower or any of its Subsidiaries are being audited;

(j)

Promptly upon becoming available, a copy of any amendment to a formation document of Borrower;

(k)

Promptly upon becoming aware of the same, notice of any change in the senior management of Borrower, or any of its Subsidiaries, any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

(l)

Promptly upon becoming aware of entry of the same, notice of any order, judgment or decree in excess of $5,000,000 having been entered against Borrower, or any of its Subsidiaries or any of their respective properties or assets;

(m)

Promptly upon receipt of the same, notice if Borrower, or any of its Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect; and

(n)

Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2.

Use of Proceeds

.  The Borrower will use the proceeds of the Advances solely for working capital and other general corporate purposes.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

6.3.

Notice of Default

.  The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4.

Conduct of Business

.  The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each jurisdiction in which any Qualifying Unencumbered Property owned (or leased pursuant to an eligible ground lease) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect, and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect.  Specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or multi-family Projects, together with ancillary businesses specifically related to such types of properties, and such Investments in other assets of the types, and limited to the amounts, specifically provided for in Section 6.23.  Borrower shall, and shall cause each Subsidiary, to develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise the Administrative Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.

6.5.

Taxes

.  The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

6.6.

Insurance

.  The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

6.7.

Compliance with Laws

.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

6.8.

Maintenance of Properties

.  The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

6.9.

Inspection

.  The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

6.10.

Maintenance of Status; Modification of Formation Documents

.  The Borrower shall at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.  The Borrower shall not, and shall not permit any Subsidiary of Borrower to, without the prior written consent of the Administrative Agent, amend or modify any of their respective articles of incorporation, limited liability company agreements, partnership agreements, by-laws, or other formation documents, if such amendment or modification would have a Material Adverse Effect.

6.11.

Dividends

.  Borrower shall not declare or pay dividends on its Capital Stock or make distributions with respect thereto to (including dividends paid and distributions actually made with respect to gains on property sales, but excluding any Dividend Reinvestment Proceeds) if (i) any Default or (after notice thereof to Borrower) Unmatured Default then exists hereunder or (ii) beginning with Borrower’s fiscal quarter ending March 31, 2011 and at all times thereafter, such dividends and distributions paid on account of the then-current fiscal quarter and the three immediately preceding fiscal quarters, in the aggregate for such period, would exceed 95% of Funds From Operations for such period.  Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

6.12.

Merger; Sale of Assets

.  The Borrower will not, nor will it permit any of its Subsidiaries to, without prior notice to the Administrative Agent and without providing a certification of compliance with the Loan Documents enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not the Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary and (b) mergers solely to change the jurisdiction of organization of a Subsidiary Guarantor, provided that, in any event, approval in advance by the Administrative Agent and the Required Lenders shall be required for transfer or disposition in any period of four (4) fiscal quarters of assets with having an aggregate contribution to Gross Asset Value greater than twenty percent (20%) of Gross Asset Value, or for any merger in which Borrower would not be the surviving entity or which would otherwise cause a Default hereunder to exist.

6.13.

Delivery and Release of Subsidiary Guaranties

.  Borrower shall cause each of its existing Material Subsidiaries on the Agreement Execution Date to execute and deliver to the Administrative Agent the Subsidiary Guaranty.  Within 10 days after the later of the date Borrower forms or acquires any Material Subsidiary, but in no event later than the date such Material Subsidiary first owns a Project, included in the Unencumbered Pool, Borrower shall cause such Material Subsidiary to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty, together with supporting organizational and authority documents and opinions similar to those provided with respect to the Borrower under Section 4.1 hereof.  If a Subsidiary that is initially not required to deliver a Subsidiary Guaranty because it does not qualify as a Material Subsidiary is later not precluded from doing so, then Borrower shall cause such Subsidiary to deliver a Joinder to Guaranty (in the form attached as Exhibit A to the form of Subsidiary Guaranty attached hereto as Exhibit F) and such supporting documents and opinions at that time.   If any Subsidiary which then is a party to the Subsidiary Guaranty either is planning to incur new Secured Indebtedness (to the extent permitted hereunder) on any Qualifying Unencumbered Property that will prohibit the continuation of its liability under the Subsidiary Guaranty or is planning to selling any Qualifying Unencumbered Property, then, at Borrower’s written request, such Qualifying Unencumbered Property may be eliminated from the Unencumbered Pool and such Subsidiary may be released from its obligations under the Subsidiary Guaranty by the Administrative Agent upon the date of such incurrence or sale so long as any required principal payments under Section 2.8 are received by the Administrative Agent as a condition to the effectiveness of such elimination and release.

6.14.

Sale and Leaseback

.  The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

6.15.

Acquisitions and Investments

.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(a)

Cash Equivalents and Marketable Securities;

(b)

Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties, and Investments in existence on the date hereof and described in Schedule 1 hereto;

(c)

transactions permitted pursuant to Section 6.12; and

(d)

transactions permitted pursuant to Section 6.23; and

(e)

Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein.  Acquisitions permitted pursuant to this Section 6.15 shall be deemed to be “Permitted Acquisitions”.

6.16.

Liens

.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(a)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(b)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c)

Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d)

Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(e)

Liens on Projects existing on the date hereof which secure Indebtedness as described in Schedule 2 hereto; and

(f)

Liens other than Liens described in subsections (a) through (d) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein.

Liens permitted pursuant to this Section 6.16 shall be deemed to be “Permitted Liens”.

6.17.

Affiliates

.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.18.

Swap Contracts

.  The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Swap Contract, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

6.19.

Variable Interest Indebtedness

.  The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed twenty percent (20%) of Gross Asset

Value, unless all of such Indebtedness in excess of such amount is subject to a Swap Contract approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

6.20.

Consolidated Tangible Net Worth

.  The Borrower shall maintain a Consolidated Tangible Net Worth of not less than $175,000,000 plus seventy-five percent (75%) of the sum of (a) all equity contributions or sales of treasury stock received by the Borrower after the Agreement Execution Date plus (b) the value at issuance or grant of any Equity Interests in the Borrower or any other member of the Consolidated Group issued or granted in exchange for the contribution of Projects or interests therein to the Borrower or any other member of the Consolidated Group or any Investment Affiliates after the Agreement Execution Date.

6.21.

Indebtedness and Cash Flow Covenants

.  The Borrower on a consolidated basis with its Subsidiaries shall not permit, at any time:

(a)

Consolidated Total Indebtedness to be more than 0.60 times Gross Asset Value;

(b)

any Guarantee Obligations of any member of the Consolidated Group which guarantee Secured Indebtedness, or any Secured Indebtedness of any member of the Consolidated Group which is also Recourse Indebtedness, to exist which exceed, in the aggregate, (i) $50,000,000, at all times that Gross Asset Value is less than $500,000,000 or (ii) 10% of Gross Asset Value at all times when Gross Asset Value is $500,000,000 or more;

(c)

any Unsecured Indebtedness of the Consolidated Group for borrowed money to exist other than the Obligations under this Agreement;

(d)

Adjusted Annual EBITDA to be less than 1.50 times Fixed Charges;

(e)

the Unencumbered Leverage Ratio to be greater than fifty-five percent (55%); or

(f)

the Unencumbered DSCR to be less than 1.50.

6.22.

Environmental Matters

.  Borrower and its Subsidiaries shall:

(a)

Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(d)

Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall include preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that the such Project is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Administrative Agent and remediation actions satisfactory to the Administrative Agent are being taken, and at a minimum comply with the specifications and procedures attached hereto as Exhibit G.  In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

6.23.

Permitted Investments

.

(a)

The Consolidated Group’s Investment in Unimproved Land shall not at any time exceed five percent (5%) of Gross Asset Value.

(b)

The Consolidated Group’s aggregate Investment in (i) Investment Affiliates and (ii) any entity which is not a Wholly-Owned Subsidiary (valued at the greater of the cash investment in that entity by the Consolidated Group or the portion of Gross Asset Value attributable to such entity or its assets as the case may be) shall not at any time exceed twenty percent (20%) of Gross Asset Value.

(c)

The Consolidated Group’s Investment in First Mortgage Receivables shall not at any time exceed ten percent (10%) of Gross Asset Value.

(d)

The Consolidated Group’s Investment in Construction in Progress shall not at any time exceed ten percent (10%) of Gross Asset Value.

(e)

The Consolidated Group’s Investment in Marketable Securities shall not at any time exceed ten percent (10%) of Gross Asset Value.

(f)

The Consolidated Group’s Investment in Qualifying CMBS Assets shall not at any time exceed ten percent (10%) of Gross Asset Value.

(g)

The Consolidated Group’s aggregate Investment in the above items (a)-(f) in the aggregate shall not at any time exceed thirty percent (30%) of Gross Asset Value. In each case (other than item (b) above) the Consolidated Group’s Investment shall include the Consolidated Group Pro Rata Share of any Investment Affiliate’s Investment in the specified asset type.

6.24.

Prohibited Encumbrances

.  The Borrower agrees that neither the Borrower nor any other member of the Consolidated Group shall (i) create a Lien against any Project other than a single first-priority mortgage or deed of trust, (ii) create a Lien on any Capital Stock or other ownership interests in any member of the Consolidated Group or any Investment Affiliate or (iii) enter into or be subject to any agreement governing any Indebtedness which constitutes a Negative Pledge (other than restrictions on further subordinate Liens on Projects already encumbered by a first-priority mortgage or deed of trust).

6.25.

Further Assurances

.  Borrower shall, at Borrower’s cost and expense and upon request of the Administration Agent, execute and deliver or cause to be executed and delivered, to the Administration Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administration Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

6.26.

Distribution of Income to the Borrower

.  Borrower shall cause all of its Subsidiaries to promptly distribute to Borrower (but not less frequently than once each fiscal quarter of Borrower unless otherwise approved by the Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices, (c) funding of reserves required by the terms of any deed of trust, mortgage or similar lien encumbering property of the Subsidiary; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest.

6.27.

More Restrictive Agreements

.  Should Borrower, while this Agreement is in effect or any Note remains unpaid or any Facility Letter of Credit remains outstanding, enter into, refinance or modify any agreements pertaining to any existing or future Indebtedness or issuance of Capital Stock which agreements or documents include covenants (whether affirmative or negative), warranties, representations, or defaults or events of default (or any other provision which may have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) other than those set forth herein or in any of the other Loan Documents, Borrower shall promptly so notify the Administrative Agent and, if requested by the Administrative Agent or the Required Lenders, Borrower, the Administrative Agent and the Required Lenders shall promptly amend this Agreement and the other Loan Documents to incorporate some or all of such provisions as determined by the Required Lenders in their sole discretion; provided, however, that any such amendment shall provide that, upon cancellation or termination of the loan agreement, credit agreement, or other instrument pertaining to such other Indebtedness or issuance of Capital Stock (other than by reason of an event of default thereunder), so long as no Default or Unmatured Default is in existence, such amendment also shall terminate and the provisions of this Agreement affected by such amendment shall revert to the terms thereof as in effect prior to giving effect to such amendment.

6.28.

Subordination of Advisor Fees

.  Any fees payable to the Advisor will be payable no more frequently than quarterly, shall be subordinated to payment of all Obligations then due and payable to the Agent or the Lenders as provided in the Subordination Agreement attached as Exhibit K and shall not be paid unless the Borrower is in compliance with all of its obligations under the Loan Documents at the time of such payment and no Unmatured Default or Default then exists hereunder.  The Lenders agree that the Subordination Agreement shall be released and terminated by the Administrative Agent when and if the Advisor has been merged into the Borrower.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.

Nonpayment of any principal payment on any Note when due.

7.2.

Nonpayment of interest upon any Note or of any Unused Fee or of any other payment obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3.

The breach of any of the terms or provisions of Article VI (other than a breach of subsections (e) and (f) of Section 6.2 which shall become an Event of Default if such breach is not cured by a principal payment made within the cure period provided for in Section 2.8).

7.4.

Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.5.

The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

7.6.

Failure of the Borrower or any of its Subsidiaries to pay when due any Recourse Indebtedness, regardless of amount, or any other Consolidated Outstanding Indebtedness in excess of $10,000,000 in the aggregate (collectively, “Material Indebtedness”); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Material Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome, or, under any Swap Contract, the occurrence of an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000.

7.7.

The Borrower, or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

7.8.

A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

7.9.

The Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments, warrants, writs of attachment, execution or similar process or orders for the payment of money in an amount which, when added to all other judgments, warrants, writs, executions, processes or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in any instance or the amount of $25,000,000 in the aggregate during any calendar year, which have not been stayed on appeal or otherwise appropriately contested in good faith; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment, warrant, writ, execution, order or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of Borrower or its Subsidiaries.

7.10.

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

7.11.

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

7.12.

Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates whose aggregate book value exceeds $25,000,000 .

7.13.

The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

7.14.

The attempted revocation, challenge, disavowment, or termination by the Borrower or Guarantors of any of the Loan Documents.

7.15.

Any Change of Control shall occur.

7.16.

Any Change in Management shall occur.

7.17.

A federal tax lien shall be filed against Borrower or any of its Subsidiaries under Section 6323 of the Code or a lien of the PBGC shall be filed against Borrower or any of its Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.

Acceleration

.  If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and to issue Facility Letters of Credit hereunder shall automatically terminate and the Facility Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender.  If any other Default occurs, so long as a Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Facility Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Facility Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto.  The Borrower shall have no control over funds in the Letter of Credit Collateral Account and shall not be entitled to receive any interest thereon.  Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and associated issuance costs and fees.  Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Facility Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

If, within 10 days after acceleration of the maturity of the Facility Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Facility Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.

Amendments

.  Subject to the provisions of this Article VIII the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

(a)

Extend the Facility Termination Date (except as and to the extent provided in Section 2.3), forgive all or any portion of the principal amount of any Loan or accrued interest thereon or of the Facility Letter of Credit Obligations or of the Unused Fee, reduce the Applicable Margins or the underlying interest rate options or extend the time of payment of any such principal, interest or fees.

(b)

Release any Subsidiary Guarantor from the Subsidiary Guaranty, except as and to the extent provided in Section 6.13.

(c)

Reduce the percentage specified in the definition of Required Lenders.

(d)

Increase the Aggregate Commitment beyond $25,000,000, except as and to the extent provided in Section 2.4.

(e)

Permit the Borrower to assign its rights under this Agreement.

(f)

Amend Sections 2.1, 2.15, 8.1, 8.2, or 11.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

8.3.

Preservation of Rights

.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

8.4.

Insolvency of Borrower

.  In the event of the insolvency of the Borrower, the Lenders shall have no obligation to make further disbursements of the Facility, and the outstanding principal balance of the Facility, including accrued and unpaid interest thereon, shall be immediately due and payable.

8.5.

Application of Funds

.  After the acceleration of the Facility Obligations as provided for in Section 8.1 (or after the Facility Obligations have automatically become immediately due and payable and Borrower has been required to make a deposit in the Letter of Credit Collateral Account as set forth in Section 8.1), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)

to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including attorney costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)

to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause (b) payable to them;

(c)

to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, Facility Letter of Credit Obligations and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (c) payable to them;

(d)

to payment of that portion of the Obligations constituting unpaid principal of the Loans and Facility Letter of Credit Obligations and to deposit in the Letter of Credit Collateral Account the undrawn amounts of Letters of Credit, ratably among the Lenders, and the Issuing Bank in proportion to the respective amounts described in this clause (d) held by them;

(e)

to payment of that portion of the Obligations constituting Related Swap Obligations ratably among the Lenders and Affiliates of Lenders holding such Related Swap Obligations in proportion to the respective amounts described in this clause (e) held by them; and

(f)

the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

GENERAL PROVISIONS

9.1.

Survival of Representations

.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

9.2.

Governmental Regulation

.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.

Taxes

.  Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

9.4.

Headings

.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.5.

Entire Agreement

.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

9.6.

Several Obligations; Benefits of this Agreement

.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.7.

Expenses; Indemnification

.  The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout).  The Borrower further agrees to indemnify the Administrative Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefor whether or not the Administrative Agent, or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder or the acts of the Administrative Agent or any Lender entering into this Agreement, establishing the facility in favor of Borrower evidenced hereby, possessing information regarding Borrower pursuant hereto, or allegedly having any direct or indirect influence over Borrower as material creditors or exercising any rights or remedies under the Loan Documents, except to the extent that any of the foregoing (i) arise out of the bad faith, gross negligence or willful misconduct of the party seeking indemnification therefor, or (ii) arise from the indemnitee’s violation of its own internal policies or from a violation of laws, rules, or regulations applicable to their operations.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

9.8.

Numbers of Documents

.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.9.

Accounting

.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

9.10.

Severability of Provisions

.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.11.

Nonliability of Lenders

.  The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

9.12.

CHOICE OF LAW

.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9.13.

CONSENT TO JURISDICTION

.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR

PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

9.14.

WAIVER OF JURY TRIAL

.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1.

Appointment

.  KeyBank National Association, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2.

Powers

.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.

General Immunity

.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”.

10.4.

No Responsibility for Loans, Recitals, etc

.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower or any Subsidiary Guarantor.  Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5.

Action on Instructions of Lenders

.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.

Employment of Agents and Counsel

.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

10.7.

Reliance on Documents; Counsel

.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8.

Administrative Agent’s Reimbursement and Indemnification

.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the

Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in Section 10.3, The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.

Rights as a Lender

.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.10.

Lender Credit Decision

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.11.

Successor Administrative Agent

.  Except as otherwise provided below, KeyBank National Association shall at all times serve as the Administrative Agent during the term of this Facility.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with cause by written notice received by the Administrative Agent from all Lenders holding 66 2/3% of that portion of the Aggregate Commitment not held by the Administrative Agent, such removal to be effective on the date specified by the other Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

10.12.

Notice of Defaults

.  If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender.  Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

10.13.

Requests for Approval

.  If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent.  Any failure by a Lender to so approve or disapprove in writing within such period shall be deemed to be an approval by such Lender.  Notwithstanding anything to the contrary contained herein, the failure of a Lender to respond with such a written approval or disapproval within such time period shall not result in such Lender becoming a Defaulting Lender.

10.14.

Defaulting Lenders

.  At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender, except that the amount of the Commitment of the Defaulting Lender may not be changed without its consent.  If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as “Senior Loans” for the purposes of this section).  All amounts paid by the Borrower or the Guarantor and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full.  After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 10.14.  This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement.  The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.

Setoff

.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due. Notwithstanding the foregoing, to avoid the effect of any “single action” rule or any other adverse effect upon the rights and remedies available to the Lenders against Borrower, prior to exercising any such setoff right against Borrower each Lender agrees to advise the Administrative Agent of such intended action and obtain the prior written consent of the Required Lenders to such intended action.

11.2.

Ratable Payments

.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.

Successors and Assigns

.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.

Participations

.

(a)

Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, provided that the Borrower shall not be obligated to incur any cost or expense in connection with such sale.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)

Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

(c)

Benefit of Setoff.  The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender’s interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, including without limitation the obligation to advise, and to obtain the prior written consent of, the Required Lenders with respect to any exercise of such right of setoff.  Each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3.

Assignments

.

(a)

Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Eligible Assignee all or any portion (not less than $5,000,000 and a multiple of $1,000,000 for each assignee) of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto.  The consent of the Borrower (provided no Default or Unmatured Default then exists) and the consent of the Administrative Agent shall each be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate thereof.  Such consent shall not be unreasonably withheld and shall be given or withheld within ten (10) Business Days after the Borrower and the Administrative Agent’s receipt of a Lender’s written request for such consent.

(b)

Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit D hereto (a “Notice of Assignment”), together with any consents required by Section 12.3(a), and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Eligible Assignee to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Eligible Assignee.  Upon the consummation of any assignment to a Eligible Assignee pursuant to this Section 12.3(b), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

12.4.

Dissemination of Information

.  The Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries.

12.5.

Tax Treatment

.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

ARTICLE XIII

NOTICES

13.1.

Giving Notice

.  Except as otherwise permitted by Section 2.16 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and delivered by messenger or a recognized national overnight delivery service or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if delivered by messenger or a recognized national overnight delivery service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

13.2.

Change of Address

.  The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower and the Lenders and each party has notified the Administrative Agent by telephone or facsimile or email, that it has taken such action.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first above written.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

By: /s/ Barry L. Lazarus

Name:  Barry L. Lazarus
Title:  President/COO

2901 Butterfield Road
Oak Brook, Illinois
Phone:  630-218-8000 x4929
Facsimile:  630-218-4957
Attention:  Barry L. Lazarus
Email:  blazarus@inlandgroup.com

S-1

KEYBANK NATIONAL ASSOCIATION,

COMMITMENT:

Individually and as Administrative Agent
$25,000,000

By: /s/ Nathan Weyer

Nathan L. Weyer
Vice President

1200 Abernathy Rd NE, Suite 1550

Atlanta, GA 30328

Phone:  216-689-4660

Facsimile:  216-689-3566

Attention:  Kevin Murray

Kevin_P_Murray@KeyBank.com

With a copy to:

KeyBank National Association

4900 Tiedeman Road

Brooklyn, Ohio  44144

Phone:  216-828-7512

Facsimile:  216-828-7523

Attention:  Vicki Heineck

S-2

EXHIBIT A

AMENDMENT REGARDING INCREASE

This Amendment to Credit Agreement (the “Agreement”) is made as of ___________________, ______, by and among Inland Diversified Real Estate Trust, Inc. (the “Borrower”), KeyBank National Association, as “Administrative Agent,” and one or more existing or new “Lenders” shown on the signature pages hereof.

R E C I T A L S

A.

Borrower, Administrative Agent and certain other Lenders have entered into that certain Credit Agreement dated as of November 1, 2010 (as amended, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B.

Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $25,000,000.  The Borrower and the Agent on behalf of the Lenders now desire to amend the Credit Agreement in order to, among other things (i) increase the Aggregate Commitment to $___________; and (ii) admit [name of new banks] as “Lenders” under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.

The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2.

From and after _________, ____ (the “Effective Date”) (i) [name of new banks] shall be considered as “Lenders” under the Credit Agreement and the Loan Documents, and (ii) [name of existing Lenders] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment.  The Borrower shall, on or before the Effective Date, execute and deliver to each new Lender a Note to evidence the Loans to be made by such Lender.

3.

From and after the Effective Date, the Aggregate Commitment shall equal __________ Million Dollars ($___,000,000).

4.

For purposes of Section 13.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

5.

The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of such date and the Borrower has no offsets or claims against any of the Lenders.

6.

As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

A-1

7.

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

INLAND DIVERSIFIED REAL ESTATE  TRUST, INC.

By:

Print Name:

Title:

2901 Butterfield Road, Oak Brook, Illinois

Phone:  630-___-_____

Facsimile:  630-___-____

Attention:  _____________________

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:

Print Name:

Title:

1200 Abernathy Rd NE, Suite 1550
Atlanta, GA 30328
Phone:  216-689-4660
Facsimile:  216-689-3566
Attention:  Kevin Murray

With a copy to:

KeyBank National Association
800 Superior, 6th Floor
Cleveland, Ohio  44114
Attention:  Vicki Heineck
Phone:  216-828-7512
Facsimile:  216-828-7523

[NAME OF NEW LENDER]

By:

Print Name:

Title:

[Address of New Lender]

Phone:

Facsimile:

Attention:

Amount of Commitment:

A-2

EXHIBIT B

FORM OF NOTE

November 1, 2010

Inland Diversified Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Borrower”), promises to pay to the order of _________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the main office of KeyBank National Association in Cleveland, Ohio, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of November 1, 2010 among the Borrower, KeyBank National Association, individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is a Default under the Agreement or any other Loan Document and Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Agent and the Lenders under such documents, Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Agent and the Lenders in connection with the exercise of such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

By:

Print Name:  Barry L. Lazarus
Title:  President/COO

Signature Page of Note made by Inland Diversified Real Estate Trust, Inc. to _______________, as Lender.

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF INLAND DIVERSIFIED REAL ESTATE TRUST, INC.,
DATED NOVEMBER 1, 2010

Date	Principal Amount of Loan	Maturity of Interest Period	Maturity Principal Amount Paid	Unpaid Balance

EXHIBIT C

COMPLIANCE CERTIFICATE

KeyBank National Association, as Administrative Agent
127 Public Square
Cleveland, Ohio  44114

Re:

Credit Agreement dated as of November 1, 2010 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”) between INLAND DIVERSIFIED REAL ESTATE TRUST, INC. (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (“Lenders”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lenders that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lenders pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting periods.

The undersigned hereby further certifies to the Lenders that:

1.

Compliance with Financial Covenants.  Schedule A attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

2.

Review of Condition.  The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

3.

Representations and Warranties.  To the undersigned’s actual knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule B hereto.

4.

Covenants.  To the undersigned’s actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule B hereto.

5.

No Event of Default.  To the undersigned’s actual knowledge, no Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

C-1

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of _________, 20__.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:

Name:  Barry L. Lazarus

Title:  President/COO

C-2

EXHIBIT D

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between __________________ (the “Assignor”) and _______________ (the “Assignee”) is dated as of _____________, _____.  The parties hereto agree as follows:

1.

PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.

ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.  The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3.

EFFECTIVE DATE.  The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered to the Administrative Agent.  Such Notice of Assignment must include the consent of the Agent required by Section 12.3(a) of the Credit Agreement.  In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date.  The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date.  As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4.

PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby.  The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby.  [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the “LIBOR Rate Due Date”), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Rate Loan assigned to the Assignee which is outstanding on the LIBOR Rate Due Date.  If the Assignor and the Assignee agree that the applicable LIBOR Rate Due Date for such LIBOR Rate Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such LIBOR Rate Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the “Agreed Interest Rate”) and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such LIBOR Rate Loan for such period, shall be remitted to the Assignor.  [In the event interest for any period from the Effective Date to but not including the LIBOR Rate Due Date is not paid when due by the Borrower with respect to any LIBOR Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement.]  In the event a prepayment of any LIBOR Rate Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable LIBOR Rate Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 3.4 of the Credit Agreement an account of such prepayment with respect to the portion of such LIBOR Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date.  The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any LIBOR Rate Loan prior to its LIBOR Rate Due Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Base Rate Loans or fees, or the LIBOR Rate Due Date, in the case of LIBOR Rate Loans, and not previously paid by the Assignee to the Assignor.]*  In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

5.

FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees attributable to the period prior to the Effective Date or, in the case of LIBOR Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof).  The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of ___% rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Unused Fee was calculated at the rate of ___% rather than the actual percentage used to calculate the Unused Fee paid by the Borrower, as applicable.  In addition, the Assignee agrees to pay ___% of the fee required to be paid to the Agent in connection with this Assignment Agreement.

6.

REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY.  The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim created by the Assignor and that it has all necessary right and authority to enter into this Assignment.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

7.

REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

8.

INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9.

SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall have the right pursuant to Section 12.3(a) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

10.

REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

11.

ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

12.

GOVERNING LAW.  This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

13.

NOTICES.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

SCHEDULE 1

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

Attach Assignor’s Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

SCHEDULE 1
to Assignment Agreement

1.	Description and Date of Credit Agreement:
2.	Date of Assignment Agreement:			_____________ ____,
3.	Amounts (As of Date of Item 2 above):
	a.	Aggregate Commitment (Loans)* under Credit Agreement	$
	b.	Assignee’s Percentage of the Aggregate Commitment purchased under this Assignment Agreement**			%
4.	Amount of Assignor’s (Loan Amount)** Commitment Purchased under this Assignment Agreement:		$
5.	Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]

[NAME OF ASSIGNEE]

By:

By:

Title:

Title:

•

If a Commitment has been terminated, insert outstanding Loans in place of Commitment

•

**

Percentage taken to 10 decimal places

EXHIBIT “I”
to Assignment Agreement

NOTICE OF ASSIGNMENT

________________, ____

To:

KeyBank National Association
4900 Tiedeman Road
Brooklyn, OH  44144
Attention:  Vicki Heineck

From:

[NAME OF ASSIGNOR] (the “Assignor”)
[NAME OF ASSIGNEE] (the “Assignee”)

1.

We refer to that Credit Agreement (the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.

This Notice of Assignment (this “Notice”) is given and delivered to the Administrative Agent pursuant to Section 12.3(b) of the Credit Agreement.

3.

The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ________, _____ (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement.  The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by Section 12.3(b) of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4.

The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein.  The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter.  The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee.  At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

5.

The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3(b) of the Credit Agreement.

6.

If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee.  The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

7.

The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

8.

The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.

9.

The Assignee authorizes the Administrative Agent to act as its Administrative Agent under the Loan Documents in accordance with the terms thereof.  The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR

NAME OF ASSIGNEE

By:

By:

Title:

Title:

ACKNOWLEDGED AND, IF REQUIRED BY THE
CREDIT AGREEMENT, CONSENTED TO BY
KEYBANK NATIONAL ASSOCIATION, as Agent

By:

Title:

[Attach photocopy of Schedule 1 to Assignment]

EXHIBIT E

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:

KeyBank National Association
as Administrative Agent (the “Agent”)
under the Credit Agreement Described Below

Re:

Credit Agreement, dated November 1, 2010 (as the same may be amended or modified, the “Credit Agreement”), among Inland Diversified Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Borrower”), the Agent, and the Lenders named therein.  Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.16 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer
(Customer Representative)

Date

(Please Print)

Signature

Bank Officer Name

Date

(Please Print)

Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

E-1

EXHIBIT F

SUBSIDIARY GUARANTY

This Guaranty is made as of November 1, 2010 by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the “Subsidiary Guarantors”), to and for the benefit of KeyBank National Association, individually (“KeyBank”) and as administrative agent (“Administrative Agent”) for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the “Lenders”) and to and for the benefit of the counterparties to those certain “Related Swap Obligations” (as defined in the Credit Agreement), which may include Lenders and certain Affiliates of Lenders (collectively, the “Related Creditors” and, with the Lenders, the “Credit Parties”).

RECITALS

A.

Inland Diversified Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (“Borrower”), and Subsidiary Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of up to $25,000,000, subject to future increase up to $150,000,000 (the “Facility”).

B.

The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in that certain Credit Agreement of even date herewith among Borrower, the Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

C.

Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender’s Commitment and promissory notes in the principal amount, if any, of each Lender’s Loan as evidence of Borrower’s indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the “Notes”).

D.

Borrower may enter into certain Related Swap Obligations with one or more of the Lenders or Affiliates of Lenders.

E.

Subsidiary Guarantors are subsidiaries of Borrower.  Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement and the execution and delivery of Related Swap Obligations by certain Lenders and Affiliates of Lenders will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members.  The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement and the execution and delivery of any Related Swap Obligations by such Lenders and Affiliates of Lender.

AGREEMENTS

NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

1.

Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders and Lenders’ Affiliates:

(a)

the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

(b)

prompt payment of all sums which may now be or may hereafter be come due and owing under the Related Swap Obligations;

(c)

the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(d)

the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents and under the Related Swap Obligations.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Guaranteed Indebtedness.”  All obligations described in subparagraph (d) of this Paragraph 1 are referred to herein as the “Obligations.”  Subsidiary Guarantors and the Credit Parties agree that Subsidiary Guarantors’ obligations hereunder shall not exceed the greater of:  (i) the aggregate amount of all monies received, directly or indirectly, by Subsidiary Guarantors from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Guaranteed Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”).  To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.  In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Guaranteed Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor’s pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Guaranteed Indebtedness to Lenders.

2.

In the event of any default by Borrower in making payment of the Guaranteed Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note or Credit Party under a Related Swap Obligation, to pay all the Guaranteed Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents or under the Related Swap Obligation, as the case may be.

3.

Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Credit Parties and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Credit Parties or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Credit Parties to inform Subsidiary Guarantors of any facts the Administrative Agent and the Credit Parties may now or hereafter know about Borrower, the Facility, Related Swap Obligation, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders and the Credit Parties have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Guaranteed Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Credit Party to proceed against any other security given to a Credit Party in connection with the Guaranteed Indebtedness or the Obligations.  Credit may be granted or continued from time to time by the Credit Parties to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation.  The Administrative Agent and the Credit Parties shall have no obligation to disclose or discuss with Subsidiary Guarantors the Credit Parties’ assessment of the financial condition of Borrower.  Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Credit Parties to Subsidiary Guarantors.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Credit Parties except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Credit Parties.  Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents or in the Related Swap Obligations shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Credit Parties from proceeding against Subsidiary Guarantors to enforce this Guaranty.

4.

Subsidiary Guarantors further agree that Subsidiary Guarantors’ liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or any waiver by the Related Creditors under any Related Swap Obligations or by the Administrative Agent or the Credit Parties’ failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents or in a Related Swap Obligation, or by the acceptance by the Administrative Agent or the Credit Parties of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Credit Parties of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Indebtedness, even though a Credit Party might lawfully have elected to apply such payments to any part or all of the Guaranteed Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Guaranteed Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and the Related Swap Obligations and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Subsidiary Guarantors further understand and agree that the Administrative Agent and the Credit Parties may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents or any Related Swap Obligation, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document or any Related Swap Obligation and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative

Agent, the Credit Parties and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent’s, and Credit Parties’ rights hereunder or any of Subsidiary Guarantors’ obligations hereunder.

5.

This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection.  Each Subsidiary Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Guaranteed Indebtedness or Obligations from time to time.  Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Credit Parties without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or the Related Swap Obligations or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Credit Parties to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right.  Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Credit Parties from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents or under the Related Swap Obligations, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors’ obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever.  Neither Subsidiary Guarantors’ obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement, or any other Loan Document or under a Related Swap Obligation or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower.  This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement, or any other Loan Document or pursuant to a Related Swap Obligation is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Credit Party had not been made, regardless of whether such Credit Party contested the order requiring the return of such payment.  The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.

This Guaranty shall be assignable by a Credit Party to any assignee of all or a portion of such Credit Party’s rights under the Loan Documents or Related Swap Obligations.

7.

If:  (i) this Guaranty, a Note, or any of the Loan Documents or any Related Swap Obligation are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Credit Party in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document or any Related Swap Obligation; (iii) an attorney is retained to enforce any of the other Loan Documents or a Related Swap Obligation or to provide advice or other representation with respect to the Loan Documents or a Related Swap Obligation in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Credit Party in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents or any Related Swap Obligation, or any property subject thereto (other than any action or proceeding brought by any Credit Facility or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Credit Party upon demand all reasonable attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.

The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Credit Parties or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

9.

Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors’ own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Unmatured Default exists under the Credit Agreement or the Loan Documents or when a default under any Related Swap Obligation has occurred and is continuing beyond any applicable notice and cure period thereunder, and any such payments to Subsidiary Guarantors made while any such event has occurred and is continuing on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Credit Parties and shall be paid over to the Administrative Agent on behalf of the Lenders or to the applicable Related Creditor, as the case may be, on account of the Guaranteed Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

10.

Subsidiary Guarantors hereby subordinate to the Guaranteed Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Guaranteed Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Credit Parties or any right of Subsidiary Guarantors or the Credit Parties to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Credit Parties for the payment of the Guaranteed Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder.  It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Credit Parties for their security and as an inducement for their extension of credit to Borrower.

11.

Any amounts received by a Credit Party from any source on account of any indebtedness may be applied, if a Default has occurred and is then continuing, by such Credit Party toward the payment of such indebtedness, and in such order of application, as such Credit Party may from time to time elect.

12.

Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty.  Subsidiary Guarantors hereby consent to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Administrative Agent or a Credit Party may at any time wish to file in connection with this Guaranty or any related matter.  Subsidiary

Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Credit Party from filing any such action, suit, or proceeding in any other appropriate forum.

13.

All notices and other communications provided to any party hereto under this Guaranty shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if sent by messenger or by a recognized national overnight delivery service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.  Notice may be given as follows:

To Subsidiary Guarantors:

c/o Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:  Barry L. Lazarus, President/COO

Telephone:  630-218-8000 x4929

Facsimile:  630-218-4957

To KeyBank as Administrative Agent and as a Lender:

1200 Abernathy Rd NE, Suite 1550

Atlanta, Georgia  30328

Attention:  Kevin Murray

Phone:

216-689-4660

Facsimile:  216-689-3566

With a copy to:

KeyBank National Association

4900 Tiedeman Road

Brooklyn, Ohio  44144

Attention:  Vicki Heineck

Phone:

216-828-7512

Facsimile:  216-828-7523

With a copy to:

SNR Denton US LLP

233 South Wacker Drive

Suite 7800

Chicago, Illinois  60606

Attention:  Patrick G. Moran, Esq.

Telephone:  312-876-8132

Facsimile:  312-876-7934

If to any other Lender, to its address set forth in the Credit Agreement.

If to any Related Creditor, to its address set forth in the applicable Related Swap Obligation.

14.

This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Credit Parties’ successors and assigns.

15.

This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

16.

SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE CREDIT PARTIES, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATED SWAP OBLIGATION OR RELATING THERETO OR ARISING FROM THE LENDING OR COUNTERPARTY RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.

From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty.  From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.

IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.

[SIGNATURE BLOCKS]

EXHIBIT A TO SUBSIDIARY GUARANTY

FORM OF JOINDER TO GUARANTY

THIS JOINDER is executed by __________, a __________ (“Subsidiary”), which hereby agrees as follows:

1.

All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the “Guaranty”) dated as of November 1, 2010 executed for the benefit of KeyBank National Association, as agent for itself and certain other lenders, with respect to a loan from the Lenders to Inland Diversified Real Estate Trust, Inc. (“Borrower”) and for the benefit of certain “Related Creditors” under “Related Swap Obligations” (as such terms are defined therein).

2.

As required by the Credit Agreement described in the Guaranty, Subsidiary is executing this Joinder to become a party to the Guaranty.

3.

Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

[INSERT SIGNATURE BLOCK]

EXHIBIT G

ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA).  The purpose of this standard is to “define good commercial and customary practice in the Untied States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products.”  The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes “all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices” as defined in 42 USC 9601(35)(B).

The goal of the ASTM Phase I ESA is to identify “recognized environmental conditions.”  Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property.  The term includes hazardous substances or petroleum products even under conditions in compliance with laws.  The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

The ASTM standard indicates that a Phase I ESA should consist of four main components:  1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report.  The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property.  The site reconnaissance involves physical observation of the property’s exterior and interior, as well as an observation of adjoining properties.  Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property.  The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property.  It includes documentation to support the analysis, opinions, and conclusions found in the report.

While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA’s innocent landowner defense, it is not intended that its use be limited to that purpose.  The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

G-1

EXHIBIT H

FORM OF OPINION OF BORROWER’S COUNSEL

____________, 2010

KeyBank National Association
as Administrative Agent for the Lenders
127 Public Square, 8th Floor
Cleveland, Ohio

Re:

$25,000,000 Credit Facility to Inland Diversified Real Estate Trust, Inc.

Ladies and Gentlemen:

We have acted as counsel for the Borrower and the Subsidiary Guarantors in connection with a $25,000,000 revolving loan, (the “Loan”), which Loan is being made pursuant to that certain Credit Agreement dated as of November 1, 2010 (the “Credit Agreement”) between Borrower, KeyBank National Association and the several lenders from time to time parties thereto (collectively, the “Lenders”).

In connection with the Loan we have been furnished with originals or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Borrower, the [partnership agreement and certificate of limited partnership] of the Subsidiary Guarantors (as defined in the Credit Agreement), and all such corporate and other records of the Borrower and the Subsidiary Guarantors, with such declarations and agreements, and certificates of officers and representatives of the Borrower and the Subsidiary Guarantors, and with such other documents, and we have made such other examinations and investigations as we have deemed necessary as a basis for the opinions expressed below.

We have examined the originals of the following documents, each of which is addressed to the Lender or to which the Lender is a party (all of which are sometimes collectively referred to as the “Loan Documents”):

1.

The Credit Agreement;

2.

The Subsidiary Guaranty; and

3.

[describe promissory notes and other Loan Documents].

Based upon the foregoing, we are of the opinion that:

1.

Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland.  Borrower has all requisite power and authority to own its properties, carry on its business and to deliver and perform its obligations under the Loan Documents.

2.

[Each Subsidiary Guarantor] is a [limited partnership or limited liability company] duly organized, validly existing and in good standing under the laws of the State of [________].  [Each Subsidiary Guarantor] has all requisite power and authority to own its properties, carry on its business and to deliver and perform its obligations under the Loan Documents.

3.

The execution, delivery, and performance by each of the Borrower and Subsidiary Guarantors of the Loan Documents to which it is a party has been duly authorized by all necessary action of the Borrower, and Subsidiary Guarantors, as the case may be, and does not (i) require any consent or approval of any partner or shareholder of such entity or any other person or entity excepting such consents or approvals as have actually been obtained; (ii) violate any provision of any law, rule, or regulation of the United States or the States of Illinois or [______], or any provision of the partnership or corporate law presently in effect having applicability to the Borrower, Subsidiary Guarantors or, as applicable; (iii) violate any provision of the partnership agreement of the Borrower or the articles of incorporation or bylaws of Subsidiary Guarantors; (iv) violate any presently existing statutory or administrative provision or judicial decision applicable to the Borrower or the Subsidiary Guarantors; or (v) result in a breach of, or constitute a default under, any agreement or instrument affecting the Borrower or Subsidiary Guarantors.

3.

Each Loan Document to which it is a party (a) has been properly authorized, executed and delivered by each of the Borrower and the Subsidiary Guarantors, (b) constitutes the legal, valid, and binding obligations of the Borrower and the Subsidiary Guarantors, and (c) is enforceable in accordance with its terms.

4.

To our knowledge, no presently existing authorization, exemption, consent, approval, license, or registration with any court or governmental department, commission, bureau, agency, or instrumentality will be necessary for the valid, binding, and enforceable execution, delivery and performance by the Borrower or the General Partners of the Loan Documents.

5.

To our knowledge, there are no actions, suits, or proceedings pending or threatened against the Borrower or the Subsidiary Guarantors before any court or governmental entity or instrumentality which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

6.

The Loan Documents are governed by the laws of the State of Illinois, and the Loan, including the interest rate reserved in the applicable Note and all fees and charges paid or to be paid by or on behalf of Borrower in connection with such Loan pursuant to the applicable Loan Documents, is not in violation of the usury laws of the State of Illinois.

The opinions expressed herein are expressly made subject to and qualified by the following:

(a)

We have assumed that the Loan Documents are duly authorized and validly executed and delivered by the Agent, the Lenders and all other parties other than the Borrower and the Subsidiary Guarantors.

(b)

This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof.

(c)

This opinion is limited to the laws of the State of Illinois and applicable federal law and no opinion is expressed as to the laws of any other jurisdiction.

(d)

We have assumed the authenticity of all documents submitted to us as originals (other than the Loan Documents) and the conformity to original documents of all documents (other than the Loan Documents) submitted to us as certified or photostatic copies.

(e)

The opinions expressed herein are qualified to the extent that:  (i) the enforceability of any rights or remedies in any agreement or instruments may be limited by applicable bankruptcy,

insolvency, reorganization or similar laws affecting the rights of creditors generally; and (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction.

This opinion may be relied upon by only by the addressees hereof, its attorneys, auditors, advisors, participants, and their respective successors and assigns, and not by any other party.

Very truly yours,

EXHIBIT I

BORROWER’S NOTICE

Date

KeyBank National Association
Commercial Real Estate Service
Attention:  Ms. Vicki Heineck
4900 Tiedeman Road
Brooklyn, OH  44144

Borrowing Notice

Inland Diversified Real Estate Trust, Inc. (“Borrower”) hereby requests a Loan Advance pursuant to Section 2.11 of that certain Credit Agreement, dated as of November 1, 2010 (as amended or modified from time to time, the “Credit Agreement”), among Inland Diversified Real Estate Trust, Inc., the Lenders referenced therein, and you, as agent for the Lenders.

A Loan Advance is requested to be made in the amount of $__________, to be made on _____________.  Such Loan Advance shall be a [LIBOR] [Base Rate] Advance.  [The applicable LIBOR Interest Period shall be _____________.]

The proceeds of the requested loan shall be directed to the following account:

Wiring Instructions:

(Bank Name)

(ABA No.)

(Beneficiary)

(Account No. to Credit)

(Notification Requirement)

In support of this request, Inland Diversified Real Estate Trust, Inc. hereby represents and warrants to the Agent and the Lenders that acceptance of the proceeds of such loan by the Borrower shall be deemed to further represent and warrant that all requirements of Section 4.2 of the Credit Agreement in connection with such Loan Advance have been satisfied at the time such proceeds are disbursed.

Date:

Borrower:  Inland Diversified Real Estate Trust, Inc.

By:

Name:

Its:

I-1

EXHIBIT J

UNENCUMBERED POOL CERTIFICATE

KeyBank National Association, as Administrative Agent
127 Public Square
Cleveland, Ohio  44114

Re:

Credit Agreement dated as of November 1, 2010 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”) between INLAND DIVERSIFIED REAL ESTATE TRUST, INC. (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (“Lenders”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lenders that the information furnished below is true, correct and complete in all material respects as of the date of this Certificate.

The undersigned hereby further certifies to the Lenders that, as of the date hereof, after giving effect to the Advance to be made, or Facility Letter of Credit to be issued, or Qualifying Unencumbered Property to be added to the Unencumbered Pool, upon receipt of this Certificate:

1.

The Unencumbered Asset Value is $___________.

2.

The Unsecured Indebtedness will be $___________.

3.

The Adjusted Unencumbered NOI is $___________.

4.

The Unsecured Debt Service will be $___________.

5.

The Outstanding Facility Amount, including such Advance to be made or Facility Letter of Credit to be issued upon receipt of this Certificate and satisfaction of the applicable conditions set forth in the Agreement, does not cause the Unencumbered Leverage Ratio to be greater than 55% or the Unencumbered DSCR to be less than 1.50.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of _________, 20__.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:

Name:

Title:

J-1

EXHIBIT K

SUBORDINATION AGREEMENT

The undersigned (the “Advisor”) acknowledges that Inland Diversified Real Estate Trust, Inc. (the “Borrower”) has entered into a Credit Agreement of even date herewith with KeyBank National Association as administrative agent (the “Agent”), and the Lenders described therein, pursuant to which the Lenders have agreed to make loans in an aggregate amount of $25,000,000 to the Borrower, subject to future increase up to $150,000,000.  The Advisor has agreed to perform or supply certain services pursuant to that certain Advisory Agreement dated ___________, 2010 between the Borrower and the Advisor (as amended, the “Contract”).  The undersigned does hereby acknowledge and agree that the rights of the Advisor under the Contract to receive payments shall be restricted as provided in the first sentence of Section 6.28 of the Credit Agreement, a copy of which is attached hereto as Attachment 1 and  that any payments under the Contract in excess of the accrued amounts permitted to be paid as of any date are hereby subordinated to the payment in full of all obligations of the Borrower to the Agent and Lenders under the Credit Agreement and all related loan documents (the “Obligations”).  Any payment received by the Advisor which is subordinated to the Obligations and is not permitted by the terms of this Subordination Agreement shall be held in trust by the Advisor for the benefit of the Lenders and upon demand from the Administrative Agent shall be paid to the Administrative Agent to be applied to the Obligations.

This Subordination Agreement is given by the Advisor for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Advisor, and is intended to induce Lenders to make the Loans to the Borrower and issue Facility Letters of Credit for the benefit of the Borrower under the Credit Agreement.

EXECUTED as of November 1, 2010.

INLAND DIVERSIFIED BUSINESS MANAGER & ADVISOR, INC.

By:

Name:  Barry L. Lazarus

Title:  President/COO

K-1

ATTACHMENT 1 TO EXHIBIT K SUBORDINATION AGREEMENT

[Copy final version of Section 6.28 of Credit Agreement.]

K-2

SCHEDULE 1

SUBSIDIARIES
(OTHER THAN SUBSIDIARY GUARANTORS)

1.

Inland Diversified Merrimack Village, L.L.C., a Delaware limited liability company

2.

Inland Diversified Kissimmee Pleasant Hill, L.L.C., a Delaware limited liability company

3.

Inland Diversified Shreveport Regal Court, L.L.C., a Delaware limited liability company

4.

Inland Diversified Draper Crossing, L.L.C., a Delaware limited liability company

5.

Inland Diversified Port St. Lucie Square,  L.L.C., a Delaware limited liability company

6.

Inland Diversified Port St. Lucie Landing, L.L.C., a Delaware limited liability company

7.

Inland Diversified Elk Grove Calvin, L.L.C., a Delaware limited liability company

8.

Inland Diversified Lake City Commons, L.L.C., a Delaware limited liability company

9.

Inland Diversified St. Cloud 13th, L.L.C., a Delaware limited liability company

10.

Inland Diversified Bend River, L.L.C., a Delaware limited liability company

11.

Inland Diversified Omaha Whispering Ridge, L.L.C., a Delaware limited liability company

12.

Inland Diversified Buffalo Grove Deerfield, L.L.C., a Delaware limited liability company

13.

Inland Diversified Houston Hillcroft Limited Partnership, an Illinois limited liability partnership

SCHEDULE 2

INDEBTEDNESS AND LIENS
(See Sections 5.13 and 6.16)

INDEBTEDNESS INCURRED BY	INDEBTEDNESS OWED TO	PROPERTY ENCUMBERED	MATURITY AND AMOUNT OF INDEBTEDNESS
Inland Diversified Merrimack Village, L.L.C., a Delaware limited liability company	Delta Community Credit Union	Merrimack Village Center	3/2015 $5,445,000
Inland Diversified Kissimmee Pleasant Hill, L.L.C., a Delaware limited liability company	John Hancock Life Insurance Co	Pleasant Hill Commons	6/2017 $6,800,000
Inland Diversified Shreveport Regal Court, L.L.C., a Delaware limited liability company	JP Morgan Chase	Regal Court	6/2015 $23,900,000
Inland Diversified Draper Crossing, L.L.C., a Delaware limited liability company	Bank of America c/o Wells Fargo	Draper Crossing	12/2031 $14,624,297
Inland Diversified Port St. Lucie Square, L.L.C., a Delaware limited liability company	KeyBank National Association	Tradition Village Center	6/2015 $9,875,000
Inland Diversified Port St. Lucie Landing, L.L.C., a Delaware limited liability company	KeyBank National Association	The Landing at Tradition	6/2015 $33,500,000
Inland Diversified Elk Grove Calvin, L.L.C., a Delaware limited liability company	JP Morgan Chase	Kohl's at Calvin Pointe	9/2020 $10,500,000
Inland Diversified Lake City Commons, L.L.C., a Delaware limited liability company	JP Morgan Chase	Lake City Commons	9/2020 $5,200,000
Inland Diversified St. Cloud 13th, L.L.C., a Delaware limited liability company	Bank of America c/o Wells Fargo	Publix St. Cloud	5/2014 $7,254,189
Inland Diversified Bend River, L.L.C., a Delaware limited liability company	PNC	Kohl's at Bend River	12/2015 $9,350,000 (financing to close on our about 11/1/2010)
Inland Diversified Omaha Whispering Ridge, L.L.C., a Delaware limited liability company	JP Morgan Chase	Whispering Ridge	9/2020 $5,000,000
Inland Diversified Buffalo Grove Deerfield, L.L.C., a Delaware limited liability company	Bank of America	Siemens	10/2020 $10,250,000
Inland Diversified Houston Hillcroft Limited Partnership, an Illinois limited liability partnership	CW Capital, LLC	Crossing of Hillcroft	10/2017 $11,370,000

SCHEDULE 3

LITIGATION
(See Section 5.6)

None.

SCHEDULE 4

ENVIRONMENTAL MATTERS
(See Section 5.19)

None.

SCHEDULE 5

LIST OF SUBSIDIARY GUARANTORS

Inland Diversified Fort Myers Colonial Square, L.L.C., a Delaware limited liability company

Federal ID # 27-3651696

Inland Diversified Fort Myers Village Walk, L.L.C., a Delaware limited liability company

Federal ID # 27-3651807

SCHEDULE 6

LIST OF INVESTMENT AFFILIATES
(See Section 5.7)

None

SCHEDULE 7

LIST OF QUALIFYING UNENCUMBERED PROPERTIES
(See Section 5.22)

Colonial Square Town Center

9357 W. Ben C. Pratt Parkway

Fort Myers, Florida 33901

Shops at Village Walk

7950 Dani Drive

Fort Myers, Florida 33966